UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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EDO CORPORATION

(Name of Registrant as Specified In Its Charter)

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April 27, 2007

Dear Shareholder:

The Notice of Annual Meeting and Proxy Statement for the 2007 Annual Meeting of EDO Corporation Shareholders are enclosed.

This year, you are being asked to act upon the election of eleven directors and the ratification of the selection of Ernst & Young LLP as independent auditor. We do not expect any other items of business to be raised, and no speeches or presentations are planned. The Board of Directors recommends a vote FOR the election of directors, and FOR the ratification of the selection of Ernst & Young LLP as independent auditor.

We urge you to vote your shares promptly. Please see the enclosed proxy card and proxy statement for specific instructions. As always, your vote is important.

Sincerely yours,

James M. Smith
Chairman, President and
Chief Executive Officer

EDO Corporation • 60 East 42nd Street, 42nd Floor • New York, NY 10165
Telephone (212) 716-2000 • Fax (212) 716-2049

NOTICE OF ANNUAL MEETING

April 27, 2007

Notice is hereby given that the 2007 Annual Meeting of the Shareholders of EDO Corporation, a New York corporation, will be held at the Four Seasons Hotel, 200 Boylston Street, Boston, Massachusetts, on Tuesday, June 12, 2007 at 9:00 a.m. local time, to:

1) elect the Board of Directors of the Company;

2) ratify the appointment of Ernst & Young LLP as independent auditor and

3) act upon such other matters as may properly come before the meeting.

All EDO shareholders of record at the close of business on April 20, 2007 are entitled to vote at the meeting. You will need an admission card to attend the meeting. This notice and the accompanying Proxy Statement and proxy card are first being mailed to shareholders on or about April 27, 2007.

We urge you to vote your shares over the internet, by telephone or through the mail at your earliest convenience.

Lisa M. Palumbo
Senior Vice President, General Counsel and Secretary

EDO Corporation • 60 East 42nd Street, 42nd Floor • New York, NY 10165
Telephone (212) 716-2000 • Fax (212) 716-2049

PROXY STATEMENT

PROXY STATEMENT

QUESTIONS AND ANSWERS

Q:	WHEN IS THE ANNUAL MEETING OF SHAREHOLDERS?

A:	The annual shareholder meeting of EDO Corporation will be held at the Four Seasons Hotel, 200 Boylston Street, Boston, Massachusetts, on Tuesday, June 12, 2007 at 9:00 a.m. local time. This proxy statement is being mailed to shareholders on or about April 27, 2007.

Q:	WHO IS ENTITLED TO VOTE

A:	Each of the 2,080 record holders of EDO Common Shares at the close of business on April 20, 2007 is entitled to one vote for each share they own. As of April 20, 2007, there were 21,190,869 common shares (“Common Shares”) outstanding.

Q:	WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A SHAREHOLDER WHO OWNS SHARES IN STREET NAME?

A:	If you hold share certificates registered in your name, you are a shareholder of record. If your shares are in a broker account with your broker or bank, your shares are held in street name.

Q:	HOW DO I GET AN ADMISSION CARD TO ATTEND THE MEETING?

A:	If you are a shareholder of record your admission card is attached to your proxy card. You will need to bring it with you to the meeting. If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Shares and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name and you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person. You will also need to bring a photo ID to gain admission.

Q:	IF I HAVE EDO SHARES IN MY EDO CORPORATION EMPLOYEE INVESTMENT PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN (ESOP) WILL I GET TO VOTE THOSE SHARES?

A:	Yes, as a participant in the ESOP, you are entitled to instruct the Trustee, GreatBanc or the UK Trustee, Killik Employee Share Services, to vote the EDO Common Shares that have been allocated to your account as of April 20, 2007. This is in addition to any shares you hold outside of the ESOP.

Q:	WHAT AM I VOTING ON?

A:	You are being asked by the Company to vote on the election of eleven directors, Robert E. Allen, Robert Alvine, John A. Gordon, Robert M. Hanisee, Michael J. Hegarty, Leslie F. Kenne, Paul J. Kern, James Roth, James M. Smith, Robert S. Tyrer and Robert Walmsley. You are also being asked to vote on a proposal to ratify the appointment of Ernst & Young, LLP as the Company’s independent auditor. For more information, turn to “Ratification of Appointment of Independent Auditor” beginning on page 10.

Q:	HOW DO I VOTE?

A:	You can vote in any one of the following ways:

• You can vote on the internet by following the “Internet” instructions on your proxy card. If you vote on the internet, you do not need to mail in your proxy card.

• You can vote by telephone by following the “Telephone” instructions on your proxy card. If you vote by telephone, you do not need to mail in your proxy card.

• You can vote by mail by signing and dating your proxy card, and mailing it in the enclosed prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted for the named nominees for election as directors and to ratify the appointment of Ernst & Young, LLP as the Company’s independent auditor.

• You can vote in person at the Annual Meeting by delivering your completed proxy card in person at the Annual Meeting or by completing a ballot available upon request at the meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting.

Regardless of how you choose to vote, your vote is important and we encourage you to vote promptly.

Q:	WILL ANY OTHER MATTERS BE VOTED ON?

A:	We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the proxy card is legally and properly brought before the Annual Meeting by a shareholder, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of EDO. Under the Company’s bylaws, shareholder proposals must have been received by November 17, 2006 to be considered at the Annual Meeting. To date, we have received no shareholder proposals.

Q:	HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A:	In order to conduct the Annual Meeting, a majority of the Common Shares outstanding as of the close of business on April 20, 2007, must be present, either in person or represented by proxy.

Q:	HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEES FOR DIRECTOR?

A:	Each nominee must receive a plurality of votes cast for his or her election. If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of Directors, even if the broker does not receive voting instructions from you.

Q:	HOW MANY VOTES ARE NEEDED TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITOR?

A:	The vote of a majority of the votes cast at the meeting is needed to ratify the appointment. If you are a beneficial shareholder and your broker holds your shares in its name, under New York Stock Exchange rules your broker is permitted to vote your shares on the proposal to ratify the appointment of the independent auditor, even if the broker does not receive voting instructions from you.

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of The Bank of New York will count the votes. In addition, a representative from The Bank of New York will act as inspector of elections.

Q:	HOW ARE VOTES COUNTED?

A:	In determining whether we have a quorum, we count all properly submitted proxies and ballots, including abstentions, broker non-votes and withheld votes, as present and entitled to vote. However, abstentions and broker non-votes, as well as votes withheld, are not considered votes cast and will not be counted for or against a matter or nominee.

Q:	WHAT SHARES ARE COVERED BY MY PROXY CARD?

A:	You should have been provided a proxy card for each account in which you own Common Shares either:

• directly in your name as the shareholder of record, which includes shares purchased through any of our employee benefit plans; or

• indirectly through a broker, bank or other holder of record; or

• indirectly through the Trustee, GreatBanc or the UK Trustee, Killik Employee Share Services, for shares held under the ESOP.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:	It means that you have multiple accounts in which you own Common Shares. Please vote all proxy cards you receive to ensure that all your shares are voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is The Bank of New York. All communications concerning shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, can be handled by making a toll-free call to The Bank of New York at 1-877-680-5400. Please note, you cannot consolidate the shares held under the ESOP; they require a separate voting instruction card.

Q:	WHAT IF MULTIPLE SHAREHOLDERS SHARE THE SAME ADDRESS?

A:	If you would prefer to receive only one annual report and proxy statement at that address and you are a shareholder of record, make a toll-free call to The Bank of New York at the phone number listed above. This practice, known as “householding,” is designed to reduce our printing and postage costs. If your shares are held in street name, you can request to participate in householding by contacting your broker. If you are currently householding, and wish to receive a separate annual report or proxy statement, you should contact The Bank of New York at the number listed above or if your shares are held in street name, you should contact your broker.

Q:	HOW CAN I CHANGE MY VOTE?

A:	You can revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You can do this by:

• voting by telephone or on the internet (only your most recent telephone or internet proxy is counted);

• signing and submitting another proxy with a later date; or

• voting again at the meeting.

Q:	WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS DUE?

A:	All shareholders who wish to include a proposal in our Proxy Statement for the Annual Meeting in 2008, including any nomination for membership on our Board of Directors, must provide notice to our Corporate Secretary by certified mail, return receipt requested, to Corporate Secretary, EDO Corporation, 60 E. 42nd Street, 42nd Floor, New York, NY 10165 by October 18, 2007 or, in the case of nominations to the Board of Directors, by December 15, 2007. The notice must satisfy the requirements for shareholder proposals under the federal securities laws. Under our Bylaws, this deadline applies to any shareholder proposal sought to be considered at the 2008 Annual Meeting, not just to those sought to be included in the Proxy Statement and form of proxy for the Annual Meeting.

ELECTION OF DIRECTORS

(Proposal No. 1)

The Bylaws of the Company provide that the business of the Company shall be managed by and under the direction of the Board of Directors of not less than nine nor more than fifteen directors, which number shall be fixed from time to time by the Board of Directors. Each director shall be elected at the Annual Meeting of Shareholders for a term that expires at the next annual meeting of shareholders in 2008 and shall hold office for the term for which he or she was elected and until a successor is elected and has qualified. The Board of Directors has fixed the number of directors to be elected for the ensuing year at eleven. The Board has nominated and recommends election of the eleven persons named below as directors. Mr. Ronald L. Leach, who has served on EDO’s board with distinction since 2000, has reached mandatory retirement age, and will retire as director as of the date of the Annual Meeting of Shareholders. He is therefore not standing for re-election.

Each of the nominees named below is a current director of the Company and has been previously elected as a director by the Company’s shareholders, with the exception of John A. Gordon, who was elected by the Board of Directors on February 19, 2007. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the eleven nominees named below to constitute the entire Board of Directors. Each nominee has indicated a willingness to serve as a director for the entire ensuing year. However, in case any nominee is not a candidate at the meeting for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

The following table sets forth certain information as to each nominee for office of director:

Information as to Nominees for Election to the Board of Directors

ROBERT E. ALLEN, Age 62	Elected to the Board in 1995

Managing Director of Redding Consultants, Inc., a management consulting firm. Director, The Pioneer Companies, Inc., a specialty chemicals company.

ROBERT ALVINE, Age 68	Elected to the Board in 1995

Chairman, President and Chief Executive Officer of i-Ten Management Corp., a private investment and management firm; Senior Operating Partner of DeSai Capital Management, Inc. Director, Kaman Corporation, an aerospace and industrial distribution company. Member of the Board of Governors, University of New Haven.

JOHN A. GORDON, Age 60	Elected to the Board in 2007

Retired General, U.S. Air Force. Non Executive Director of Detica Group plc., a U.K. based business and technology consultancy firm.

ROBERT M. HANISEE, Age 68	Elected to the Board in 1992

Retired Managing Director of The Trust Company of the West. Director and chairman of the audit committee of Orbital Sciences Corporation, a space systems company. Member, NASA Advisory Council.

MICHAEL J. HEGARTY, Age 67	Elected to the Board in 1982

Retired President and Chief Executive Officer, Flushing Financial Corporation and Flushing Savings Bank. Director, Flushing Financial Corp, a federally chartered savings bank.

LESLIE F. KENNE, Age 59	Elected to the Board in 2003

Retired Lieutenant General, U.S. Air Force. President of LK Associates, a private consulting firm. Director of Harris Corporation, an international communications equipment company, and Unisys Corporation, a provider of information technology services and solutions to government clients.

PAUL J. KERN, Gen. U.S. Army (Ret.), Age 61	Elected to the Board in 2005

Retired General, U.S. Army. Senior advisor to The Cohen Group, an international strategic business consulting firm (since January 2005). Director of iRobot Corp, a robotics company.

JAMES ROTH, Age 70	Elected to the Board in 2002

Retired Director, President and CEO of GRC International Inc., a defense systems company. Director and member of the compensation and corporate governance committees of Digimarc Corporation, a digital watermarking and secure identification company.

JAMES M. SMITH, Age 65	Elected to the Board in 1999

Chairman of the Board of Directors (since May 2002), President and Chief Executive Officer of EDO Corporation.

ROBERT S. TYRER, Age 49	Elected to the Board in 2004

President and Chief Operating Officer of The Cohen Group, an international strategic business consulting firm. Senior advisor of TGC Financial Partners, the Cohen Group’s global merchant banking firm. Former Chief of Staff. U.S. Department of Defense (January 1997 to January 2001).

ROBERT WALMSLEY, Age 66	Elected to the Board in 2004

Retired Vice Admiral, Royal Navy (U.K.). Former Chief of Defence Procurement, United Kingdom Ministry of Defence (1996 to 2003). Senior Advisor at Morgan Stanley International plc. Director of British Energy Group plc, Stratos Global Corporation, a Canadian communications company, Cohort a U.K. defense contractor plc and General Dynamics Corporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

THE BOARD OF DIRECTORS

The Board of Directors is responsible for establishing broad corporate policies and for overseeing management and the overall performance of EDO. The Board reviews significant developments affecting the Company and acts on matters requiring Board approval. The Board held seven meetings during 2006.

Committees of the Board of Directors

Our Board of Directors has the following standing committees:

		Number of
Name of Committee and Members	Functions of the Committee	Meetings in 2006

Audit Robert M. Hanisee, Chair Michael J. Hegarty Ronald L. Leach Robert S. Tyrer Robert Walmsley	This Committee is comprised entirely of non- management directors, and its responsibilities include: • appointing, compensating and overseeing the work, independence and qualifications of EDO’s external auditors; • monitoring the integrity of EDO’s financial statements and compliance with regulatory requirements;	6
	• monitoring the Company’s accounting and financial reporting process and systems of internal control; and
	• maintaining effective relationships among the Board, senior management and the external auditors.
Compensation Leslie F. Kenne, Chair Robert M. Hanisee James Roth Robert S. Tyrer	This Committee is comprised entirely of non- management directors, and its responsibilities include: • reviewing the performance and approving the compensation of the Chairman, President and Chief Executive Officer;	6
	• reviewing the performance and approving the compensation of other officers and key employees; and
	• reviewing and approving incentive compensation plans for the Chief Executive Officer and for other officers and key employees.
Nominating & Governance Robert E. Allen, Chair Robert Alvine Paul J. Kern James Roth Robert Walmsley	This Committee is comprised entirely of non- management directors, and its responsibilities include: • identifying and proposing nominees for election to the Board and its Committees; • advising the Board concerning the organization, size, composition, qualifications, overall development and governance practices of the Board and its Committees;	5
	• reviewing Governance Guidelines and recommending changes to the Guidelines;

		Number of
Name of Committee and Members	Functions of the Committee	Meetings in 2006

	• conducting an annual evaluation of the Board and its Committees; and • considering recommendations from shareholders for nominees for membership on the Board.
Pension Investments Robert Alvine, Chair Robert E. Allen Leslie F. Kenne Ronald L. Leach	This Committee is comprised entirely of non- management directors, and its responsibilities include: • establishing investment policies and objectives for the Company’s pension plans; and • selecting or removing investment managers, custodians, and consultants.	2
Finance Michael J. Hegarty, Chair Robert E. Allen Robert Alvine Robert M. Hanisee	This Committee is comprised entirely of non- management directors, and its responsibilities include: • establishing the appropriate capital structure of the Company and its major financial policies and practices;	1

• reviewing and advising the Board as to material changes to the Company’s capital structure; including material changes in the Company’s credit facilities and plans for the repurchase or redemption of Company securities; and

	• reviewing with Management its long range financial policies and changes in such policies, including dividend policy, foreign exchange exposure and overall currency hedging strategy.
Management Development James Roth, Chair Leslie F. Kenne Paul J. Kern Robert S. Tyrer	This Committee is comprised entirely of non- management directors, and its responsibilities include: • oversight of the Company’s succession planning process and senior management development program; and	1
	• reviewing periodically the Company’s succession planning and the identification and development of key managers and high-potential employees for succession to executive positions.

On average, our directors attended over 92 percent of all meetings of the Board of Directors and Committees on which they served during 2006, and no director attended less than seventy-five percent of such meetings.

Governance

EDO and its Board of Directors are committed to sound and effective corporate governance. Our Corporate Governance Guidelines address important governance practices, including director independence, the meeting of independent Directors in executive session, rotation of committee assignments and chairs, annual Board and Committee self-assessment, and succession planning. In addition, each of the Board’s standing committees has a formal charter setting forth its powers and responsibilities. At least annually, EDO’s Nominating and Governance Committee reviews and evaluates the corporate governance guidelines, and each committee reviews and evaluates its charter. Pursuant to our Bylaws and Certificate of Incorporation, all directors stand for election every year.

The Company also has a Code of Ethics which applies to all employees, officers and directors of the Company, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer.

The Code covers ethical standards expected of all of its officers, directors and employees and provides for a confidential, anonymous hotline for reporting suspected breaches of the Code, and immediate reporting to the Audit Committee Chairman of hotline reports relating to financial matters. The Code of Ethics meets the requirements of a “code of ethics” under the regulations of the Securities and Exchange Commission and the requirements of a “code of business conduct and ethics” under the listing standards of the NYSE.

Our Corporate Governance Guidelines, and the Charters of the Audit, Compensation and Nominating and Governance Committees of the Board and the Code of Ethics are available on the Company’s website at http://www.edocorp.com. We will provide a copy of these documents to any shareholder upon request.

Nominating and Governance Committee

As noted above, the Nominating and Governance Committee identifies individuals qualified to become Board members, proposes nominees for election to the Board and makes recommendations to the Board of Directors concerning governance practices of the Board. Each of the members of the Nominating and Governance Committee has been affirmatively determined by the Board of Directors as independent pursuant to the standards set forth in the Corporate Governance Guidelines, as more specifically set forth below.

The Committee will consider shareholders’ recommendations for nominees for membership on the Board of Directors, provided such recommendations for nominees to be proposed at any Annual Meeting are made in writing addressed to the Secretary of the Company prior to the fifteenth of December preceding the date of such meeting. The Company did not receive any shareholder nominations with respect to this annual meeting. The Company did not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

Nomination of Directors

The Committee believes that in addition to high ethics and integrity, sound judgment, and a commitment to devote the requisite time and attention to his or her duties as member of the Board, a Committee-recommended nominee should have a diversity of experience and qualifications that reflects the needs of EDO given the mix of current director attributes, and which typically includes business operational experience, industry knowledge and experience, engineering or scientific expertise and accounting and finance experience. The Committee also strives to select candidates who are independent under the NYSE independence standards.

Independence of Directors

The provisions of the Company’s Corporate Governance Guidelines regarding director independence adopt the independence criteria of the listing standards of the New York Stock Exchange.

Pursuant to the Guidelines, the Board undertook its annual review of director independence in February 2007. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries. The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors who currently serve, have served during the last fiscal year and/or are nominated for election at the annual meeting, are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of James M. Smith, who is considered a non-independent, inside director because of his employment as President and Chief Executive Officer of the Company.

In determining that each of the other directors is or was independent, the Board considered the following relationships:

•	No nominee for director is, and no director who served during 2006, has been within the last three years, an employee of EDO or has an immediate family member who is or has been an executive officer of EDO;

•	No nominee for Director has received within the last three years, or has an immediate family member who has received, direct compensation or anything of value from EDO or its subsidiaries other than his or her compensation as a director of EDO or a wholly-owned subsidiary of EDO, or, in the case of Mr. Hegarty, who retired as EDO’s Vice President-Finance, Treasurer and Secretary in 1995, pension for prior service;

•	No nominee for director is or has an immediate family member who is a current or past partner or employee of a firm that serves as EDO’s internal or external auditor;

•	No nominee for director has ever served as an executive officer of any company where any of EDO’s executive officers at the same time served on that company’s compensation committee or which has made payments to or received payments from EDO;

•	The Company and its subsidiaries in the ordinary course of business at no time during the last three years, sold products or services to, or purchased products and services from, companies at which any of our Directors were officers;

•	No nominee for director serves as a director of a charitable or non-profit organization to which EDO made charitable donations in excess of 1% of the organization’s charitable receipts or EDO’s charitable donations.

•	The Board also considered that some Directors were directors (but not officers) of companies or institutions to which EDO sold products and services or from which EDO purchased products and services during the fiscal year. The Board determined that none of the relationships it considered impaired the independence of the Directors.

Director Selection Process

The Nominating and Governance Committee identifies individuals qualified to become Board members, proposes nominees for election to the Board and makes recommendations to the Board of Directors concerning governance practices of the Board. Each of the members of the Nominating and Governance Committee has been affirmatively determined by the Board of Directors to be independent.

The Nominating and Governance Committee develops criteria for Board positions, believing that, in addition to high ethics and integrity, sound judgment, and a commitment to devote the requisite time and attention to his or her duties as member of the Board, a Committee-recommended nominee should have a diversity of experience and qualifications that reflect the needs of EDO given the mix of current director attributes, and which typically include business operational experience, industry knowledge and experience, engineering or scientific expertise and accounting and finance experience. The Committee also strives to select candidates who are independent under the NYSE independence standards.

Applying these criteria, the Committee considers candidates for Board membership suggested by its members, other Board members, as well as shareholders. The Committee will consider shareholders’ recommendations for nominees for membership on the Board of Directors provided that such recommendations for nominees to be proposed at any Annual Meeting of Shareholders are made in writing addressed to the Secretary of the Company prior to the fifteenth of December preceding the date of such meeting. The Company did not receive any shareholder nominations with respect to this Annual Meeting. The Company did not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

Other than John A. Gordon, who was elected to the Board by the Company’s directors in February 2007, all nominees for director were elected by the shareholders at the 2006 Annual Meeting of Shareholders. As noted above, Ronald L. Leach, an EDO director for the last seven years, has reached the mandatory retirement age for Directors set by the Company’s Bylaws, will retire as of the date of the 2007 Annual Meeting of Shareholders and is not standing for re-election. Dennis C. Blair, who was elected to the Board at the 2006 Annual Meeting of Shareholders, resigned from the Board as of July 31, 2006.

Audit Committee

The Audit Committee is established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 as amended.

Each member of the Audit Committee is independent as independence for audit committee members is defined in the U.S. federal securities regulations and the NYSE Listing Standards. The Board has determined that all Audit Committee members are financially literate and has determined that Michael J. Hegarty qualifies as an Audit Committee Financial Expert and has designated Mr. Hegarty as its Audit Committee Financial Expert.

Information Regarding Independent Auditor

The Audit Committee is responsible for the appointment of the Company’s independent auditor. In February 2007, the Committee reappointed Ernst & Young LLP as independent auditor of the Company for 2007. Ernst & Young has served as independent auditor of EDO and its subsidiaries since May 30, 2000.

Financial Information Systems Design and Implementation Fees.

Ernst & Young did not render any services to the Company related to financial information systems design and implementation for the fiscal year ended December 31, 2006.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for EDO by Ernst & Young LLP as of or for the fiscal years ended December 31, 2006 and 2005 are set forth below.

	2006	2005

Audit Fees	$1,678,000	$1,396,603
Audit-Related Fees	6,000	0
Tax Fees	64,000	130,676
All Other Fees	334,000	0

TOTAL	2,082,000	1,527,279

Audit Fees. For the years ended December 31, 2006 and 2005, fees were for services rendered for the audits of the consolidated financial statements included in the Company’s Annual Reports on Form 10-K, quarterly reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and other SEC filings including consents, comfort letters, and other assistance required to complete the year end audit of the consolidated financial statements.

Tax Fees. There were no tax fees paid to Ernst & Young LLP for the year ended December 31, 2006. Tax fees paid for the year ended December 31, 2006, were for services related to tax compliance and tax planning.

All Other Fees. For 2006 all other fees were for assistance with due diligence on potential acquisitions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditor prior to the engagement of the independent auditor with respect to such services and shall call a special meeting to pre-approve the engagement of the independent auditor for such services that were not addressed at a regularly scheduled meetings of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

Management has primary responsibility for EDO’s financial statements and the reporting process, including the Company’s internal control system. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements to accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2006 with management and with Ernst & Young LLP, the Company’s independent auditors for 2006. In addition, the Committee has held discussions with Ernst & Young covering the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Committee has also received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has held discussions with Ernst & Young regarding their independence.

The Audit Committee discussed with Ernst & Young representatives the overall scope and plan for their respective audits, and met with them to discuss the results of their examination, their evaluation of the adequacy of the Company’s internal controls and the overall quality of the Company’s financial reporting. Separate private meetings without management present were also held with representatives of Ernst & Young at four meetings of the Committee in 2006.

In reliance on the Audit Committee’s reviews and discussions with management and the independent auditors as discussed above, the Committee recommended that the Board of Directors include the audited financial statements of the Company in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

This report is furnished by the members of the Audit Committee.

Robert M. Hanisee, Chair
Michael J. Hegarty
Ronald L. Leach
Robert S. Tyrer
Robert Walmsley

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

(Proposal No. 2)

The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2007. We are asking our shareholders to ratify the selection of Ernst & Young LLP as our independent auditor. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our shareholders for ratification as a matter of good corporate practice.

Representatives of Ernst & Young will be present at the annual meeting to respond to appropriate questions and to make such statements as they desire.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITOR

EXECUTIVE COMPENSATION

Compensation Committee

General Authority.  The Compensation Committee is responsible for overseeing all compensation matters related to the Company’s executive officers and directors. The Compensation Committee’s duties include, but are not limited to, (i) recommendation to the Board of Directors of a philosophy and strategy of compensation for the Company that are consistent with the Company’s long-term plans and objectives, (ii) with input from the members of the Board of Directors, the annual evaluation and review of the performance of the Chief Executive Officer (“CEO”) and, with the input of the CEO, review the performance of other executive officers, (iii) review and approve the CEO’s and other executive officers’ salaries, annual Incentive Compensation, and long term incentive compensation (including equity-based awards), (iv) review and approve executive agreements, including employment, change in control and severance agreements, (v) review and approve the annual performance metrics and target pool size for Incentive Compensation and grants under the Long Term Incentive Plan for all participants, and (vi) propose and recommend to the Board of Directors compensation plans for members of the board of directors and its committees.

Overview of Process.  Our CEO, Sr. Vice President, Human Resources and Human Resources staff support the Compensation Committee in its work. These members of management work with compensation consultants engaged by the Compensation Committee, accountants and legal counsel, as necessary, to implement the Compensation Committee’s decisions, to monitor evolving competitive practices and advise the Committee on these market factors and make general compensation recommendations to the Committee on items such as salary structure and range of salary grades. Based on this information, the CEO makes specific compensation recommendations for senior executive officers and presents them to the Compensation Committee. The Committee has final authority to approve, modify or reject the recommendations and to make its decisions in executive session.

Delegation.  The Compensation Committee is authorized to delegate its authority as appropriate, and it is expressly authorized to delegate to the CEO the authority to grant awards under the Long Term Incentive Plan or to add employees to the Annual Incentive Compensation Plan during the course of the year. In 2006, the Compensation Committee delegated to the CEO and the CEO exercised the authority (i) to grant new hire or promotion awards under the Company’s Long Term Incentive Plan to participants other than executive officers, (ii) to add employees to the Company’s annual Incentive Compensation plan, as warranted during the course of the year, and (iii) to reduce or suspend adjustments in base salaries of the executive officers. In addition, the Company’s Sr. Vice President of Human Resources serves as the liaison between the Compensation Committee and management and is authorized to effect and administer the compensation programs approved by the Compensation Committee.

Compensation Consultant.  The Compensation Committee has sole authority to engage the services of special legal advisors and compensation and other consultants to assist the Committee. The Committee has regularly engaged an independent compensation consultant to assist the Committee in its review of compensation arrangements or plans. Our current compensation consultant is the firm of Pearl Meyer & Partners, which is engaged directly by the Committee. Throughout the year, our compensation consultant reviews and analyzes the competitiveness of the various components of our executive compensation program based on benchmarking studies performed no less than every two years or sooner if the labor market or other factors indicates review of the compensation structure is warranted. The compensation consultant also makes recommendations to the Compensation Committee based on other relevant issues, such as financial accounting impact, tax impact, and alignment with the Company’s goals. The compensation consultant issues a report to the Compensation Committee annually on the financial performance of the Company versus peer group companies.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, Dennis C. Blair, Robert M. Hanisee, Leslie F. Kenne, James Roth and Roberts S. Tyrer served as members of the Compensation Committee. None of the members of the Compensation Committee (i) were officers or employees or former employees of the Company or its subsidiaries, (ii) were former officers of the company or its subsidiaries, or (iii) had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of related party transactions. No executive officer of the Company serves as a member of the board of directors or compensation committee of any company or other entity that has one or more of its executive officers serving as a member of the Company’s Board or the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

The following sections discuss the material factors involved in the Company’s decisions regarding the compensation of the Named Executive Officers (as defined on page 23) during 2006 (“Named Executive Officers”). The specific amounts paid or payable to the executives are disclosed in the tables and narrative beginning on page 23 of this proxy statement. The following discussion cross-references those specific tabular and narrative disclosures where appropriate.

Compensation Overview

Compensation Philosophy and Objectives

The Company’s compensation programs are designed (i) to help the Company attract and retain the talent it needs by paying competitive compensation, (ii) to promote profitable and consistent growth in accordance with the Company’s near-term and long-term objectives, (iii) to reward corporate and personal performance and provide incentives for future performance, (iv) to support succession planning and management stability, and (v) to align the interests of management with those of shareholders.

To achieve these objectives, the Company maintains a total compensation program for Named Executive Officers that consists of the following:

•	base salary

•	annual incentives

•	long-term incentives in the form of equity awards

•	retirement plan benefits

•	termination/change in control benefits

In addition, the Named Executive Officers participate in health and welfare benefit plans that are generally available to all employees.

To determine compensation based upon performance in 2006, the Compensation Committee considered the following quantitative and qualitative performance factors in the 2006 calendar year.

•	Record revenue of $715.2 million, an increase of 10.3 percent from the $648.5 million recorded in 2005. This included $30.4 million in sales of electronic-force-protection products for the 2006 full year versus $143.6 million in 2005. Excluding this product, revenue for the year was $684.8 million versus $504.9 million in 2005, an increase of 36 percent;

•	An organic revenue decline of 8.8 percent, due primarily to the $113 million decline in electronic-force-protection revenue. Excluding electronic-force-protection revenue, organic growth was approximately 12.8 percent for the full year;

•	Net earnings of $11.6 million, versus $26.3 million in 2005. EBITDA, as adjusted, was $52.4 million or 7.3 percent of revenue in 2006, versus $78.1 million, or 12.0 percent of revenue in 2005;

•	Cash Flow from Operations of $13.2 million, versus $44.8 million in 2005;

•	Acquisition of CAS Inc., a provider of engineering services and weapons-systems analysis to the Department of Defense. This acquisition considerably broadened the Company’s customer base, primarily with the Army, and tripled the size of it’s Professional and Engineering Services business;

•	Acquisition of Impact Science & Technology Inc. in pursuit of the strategic objective to serve the intelligence community. Over the past two years, the Company has acquired three companies serving this strategically important market, which have now been combined to form the new Intelligence and Information Warfare sector.

As discussed in more detail below, the Company’s compensation program traditionally has been, and continues to be, designed to be conservative with target total compensation levels at or near the median of our peer group when goals are met. As the Company’s business continues to evolve, we will regularly review the Company’s executive compensation programs and make appropriate changes to ensure that the components of the program and performance objectives are aligned with the Company’s strategies and operating environment.

Benchmarking

To ensure that our executive compensation is competitive in the marketplace, we benchmark ourselves against a competitive peer group consisting of aerospace and defense industry companies with revenues between 50% to 200% of our Company’s revenues and three years of positive revenue growth. For 2006, this group consisted of 12 companies (listed below). Although this group is generally consistent in its make-up from year to year, companies may be added or subtracted from the list depending on changes to their corporate structure. Information gathered is generally as published by these companies in public filings. We believe that the comparator (peer) group listed below, which is selected by the Compensation Committee, is representative of the market in which we compete for executive talent:

•	Aeroflex Incorporated

•	BEI Technologies Inc.

•	CACI International Inc.

•	Cubic Corporation

•	DRS Technologies, Inc.

•	FLIR Systems, Inc.

•	ManTech International Corporation

•	MICROS Systems, Inc.

•	Moog Inc.

•	Orbital Sciences Corporation

•	Trimble Navigation Limited

•	United Industrial Corporation

The Compensation Committee historically targets total compensation (base salary, cash incentives and equity awards) of our senior executives at the median of this peer group with a potential for total compensation above that level in return for high performance or below that level in challenging years. However, any percentile chosen is only a target and actual compensation is dependent on various factors. Examples of these factors include the Company’s actual financial performance and satisfactory performance of specified management objectives. Overall performance may result in compensation outcomes that are more or less than the median.

Components of Executive Compensation

Total compensation for executives is comprised of base salaries, annual incentive awards, equity awards, retirement and post-termination benefits, and other benefits. Each component is discussed in more detail below.

Base Salary

•	Why this component is paid to executives

The Company seeks to attract and retain executive talent by offering competitive base salaries. The Company recognizes that similar rates of base salary are almost universally provided at other companies or the general market with which we compete for talent.

•	How the amount to be paid is determined

Base salary is set by the Compensation Committee based on its knowledge of the executives themselves and their duties, taking into account comparable base salaries paid by peer group companies and national studies submitted by our compensation consultant and internal staff. Base salaries (including the CEO’s) are generally targeted within the median to 75th percentile of the peer group. The Committee has historically targeted a higher cash component due to intentionally lower equity grant practices. Base salaries amounts and effective dates for any compensation actions for the CFO and other Executive Officers are recommended by the CEO, and submitted to the Compensation Committee each February. The Committee, after discussion in regard to the individuals’ prior year performance with the CEO, has historically approved the adjustments to base salaries as recommended by him. The Committee delegates to the CEO the authority to reduce the amount and/or extend the effective date of any approved amount as he deems subsequently appropriate. Mr. Smith has exercised this authority. In 2006, the Named Executive Officers salary recommendations were based upon their compa ratio (that is, the relationship of their salary to the mid-point of the salary grade) with all NEO’s base salaries at or below the mid-point for their grade and their personal performance.

The Base salary for the CEO was established by his employment agreement in 2004 and currently may be adjusted as determined solely by the Compensation Committee. The CEO’s base salary was not increased for 2005 or 2006. For 2007, the CEO’s base salary was increased by 11.5% and his Incentive Compensation target has been adjusted to 100% of base pay. This adjustment was based upon a report prepared by a Managing Director of Pearl Meyer & Partners. This review of Mr. Smith’s compensation positioning vs. peer group indicated that Mr. Smith’s base salary was between the 25th and median percentile of the group, his total cash compensation was roughly at the peer group median and his long-term incentives were roughly at the peer group 25th percentile, with his total direct compensation roughly at the peer group 25th percentile.

•	How this component furthers the program’s objectives

Base salary is an essential part of our compensation program because it provides executives with a consistent and predictable level of cash compensation that does not fluctuate with annual performance and is generally market competitive. Keeping base salary at or above market is a key factor in retaining our executives. We believe a well-balanced compensation program includes base salary that is not “at risk.” The company provides compensation that is “at risk” based on near-term and long-term performance, respectively, through its annual Incentive Compensation and long-term equity incentive plans.

•	Relation to other components of compensation

Base salary relates to other components of our compensation program, both directly and indirectly. Base salary is included in the formulae used to determine deferred compensation benefits, retirement benefits for the CEO, and change in control benefits (each described below). The mid-point of an employee’s base salary grade also is used to establish the target annual Incentive Compensation, The Compensation Committee generally prefers potential “total cash compensation” (which is base salary plus Incentive Compensation) to be at or slightly above the median range of the peer group for comparable performance.

Annual Incentive Awards

•	Why this component is paid to executives

The Company seeks to attract and retain executive talent by offering competitive annual cash incentive awards. The Company recognizes that similar annual cash incentive awards are almost universally provided at other companies with which we compete for talent.

•	How the aggregate amount to be paid is determined

Annual Incentive Compensation is determined in accordance with an established shareholder approved plan, the EDO Corporation Incentive Compensation Plan. Each February, the Compensation Committee reviews the prior year’s corporate performance, against the prior year’s goals, to determine award payments for the last completed fiscal year and to establish award opportunities for the current fiscal year. The aggregate amount of the award and the eligible participants are recommended by management, and are approved by the

Compensation Committee after consultation with the CEO. In general, the Compensation Committee targets a total cash compensation (which is salary plus target Incentive Compensation) at or above the median range of peer group companies. Individual target amounts are set as percentage of the midpoint of the individual’s salary grade. The target company pool is the total of all participants’ target amounts. At the time of the award, this target amount is adjusted based upon the company, sector or business unit performance for the performance year. The amount of individual award is then further adjusted based on individual performance for the year, and may range from zero to one-hundred and fifty percent (150%). For example, the awards paid in 2006 were based on 2005 performance, which yielded operational results at 110% of target corporate performance. This resulted in an award pool for Incentive Compensation of 110%. There was also a qualitative assessment of individual performance, which influenced the size of the final individual incentive and which further adjusted the individual’s actual cash award from 0 (zero)% to 150% of their personal adjusted target. The criteria were corporate earnings, return on capital employed, cash management, contract awards and sales. Target criteria were set as a stretch goal against both prior year performance targets and current year business plan.

The target amounts of annual incentive awards in 2006 for our Named Executive Officers, expressed as a percentage of base salary, were:

	Target	Target
Name	Percentage	$ Amount

James M. Smith	75%	487,500
Frederic B. Bassett	45%	147,638
Lisa M. Palumbo	45%	147,638
Frank W. Otto	35%	82,015
Patricia D. Comiskey	35%	82,015

The amount of annual incentive awards in 2006 for the Company’s Executive Officers, including the Named Executive Officer’s and other corporate staff participants, was determined based on a combination of quantitative factors as follows. For 2006, corporate earnings threshold was not achieved, and thus no annual Incentive Compensation will be paid based on 2006 performance.

	Target
	($ Amounts	Allocation of
Performance Measure	in Millions)	Award

Earnings	$64.2	35%
Sales	$713.0	15%
Awards	*	15%
Cash	$30.9	15%
Return on Capital Employed	19.1%	20%

Total		100%

*	For competitive reasons, the Company declines to detail target performance for contract awards for 2006.

Earnings are pre-tax operating earnings, excluding intangible amortization for acquisitions after 12/31/02, pension and interest.

•	How this component furthers the program’s objectives

Annual incentive compensation is an essential part of our compensation program because it rewards executives for achievement of short-term corporate and individual performance goals. Unlike base salaries, annual incentive awards should not be predictable and should vary with performance as measured against goals. And unlike long-term incentive equity awards, the annual incentive compensation is not intended to motivate long-term increase in share value, but rather to motivate executives to accomplish annual objectives that keep the Company’s annual operating performance strong.

•	Relation to other components of compensation

Annual incentive compensation relates directly to certain other components of our compensation program. For example, annual incentive compensation is included in the formulae used to determine some retirement benefits and change in control benefits (each described below). The actual annual payment of incentive compensation does not directly influence the Compensation Committee decisions with respect to current base salary or equity compensation awards.

Equity awards

•	Why this component is paid to executives

The company grants equity to attract and retain executive talent by providing long-term incentive compensation that is based on the long-term performance of the Company. Equity awards in 2006 were made under the Company’s shareholder-approved 2002 Long-Term Incentive Plan (“2002 Equity Plan”), which provides for a menu of equity based awards. The purpose of using equity as granted under the 2002 Equity Plan is to align the interests of the executives with those of the shareholders, reward executives for achievement of long-term (usually 3 to 10 years) performance and to provide a long-term incentive compensation opportunity that is competitive with the peer group. The amount of long-term incentive compensation (equity awards) granted below the Named Executive Officer level takes into account these competitive practices and internal parity considerations

In 2006, Named Executive Officers received equity awards only in the form of restricted shares. Restricted Common Shares are generally awarded at the beginning of a performance period and convey to the participant receiving the award all the rights of share ownership, including voting rights and dividends as may be paid to holders of common shares. Awards of restricted shares lapse if the participant terminates employment prior to the end of the performance period and is therefore viewed as an important retention component.

•	How the amount to be paid is determined

The number of shares awarded to Named Executive Officers in 2006 was a function of outstanding agreements with the Company. Awards of restricted shares were made to the CEO pursuant to his 2004 employment agreement, which provides that he shall receive restricted shares per year based on achievement of goals mutually agreed upon between Mr. Smith and the Compensation Committee and subject to vesting provisions contained in the award agreements. The restricted shares awarded to the CEO in 2006 will vest on March 1, 2009 if he continues to be employed by the Company on such date. Awards of restricted shares were made to the other Named Executive Officers pursuant to 2004 Restricted Share and Retention Incentive Agreements, which provide for annual awards of restricted shares to be made in varying amounts in each of the years 2004 through 2008. Each Named Executive Officer will vest in the restricted shares awarded in 2006 if he or she continues to be employed by the Company on January 2, 2009.

To determine whether the annual equity awards are appropriate and competitive, the Compensation Committee works closely with its compensation consultant and reviews peer group grant practices. Historically, the Company’s equity awards have been below the peer group median despite long-term performance nearing the top of the peer group. Although the number of shares granted in the past few years has been conservative by peer group standards, the Compensation Committee believes the long-term incentive grants along with its cash compensation and retirement programs provide a competitive and effective total pay program.

•	How this component furthers the program’s objectives

Equity compensation is an essential part of our compensation program because it rewards executives for achievement of long-term corporate, sector and individual performance goals as part of a total compensation program, through a focused balance between near- term profitability, longer-term revenue growth and share price appreciation. Similar to annual incentive awards, the value of long-term equity compensation should not be predictable and should vary with the long-term performance of the Company.

Sustained profit and revenue growth will drive EDO’s share price, and these outcomes reward executives and shareholders. Equity compensation also rewards executives and shareholders for sound strategic decisions (for example, acquisitions that are accretive to earnings and push total revenue growth).

•	Relation of equity awards to other components of compensation

Long-term equity compensation does have a relation to the other components of our compensation program in that the Committee looks at total compensation (cash, cash incentives and equity) in determining market based compensation levels. However, the amount of equity compensation paid to a Named Executive Officer, or any employee, is not included in retirement calculations. Awards of long-term equity compensation do vest in the event of a change in control if the successor company does not replace the awards with a similar vehicle or equity grant.

•	Approach for 2007 Equity awards under New Equity Plan

At the 2006 Annual Shareholders Meeting, shareholders approved a new 2006 Long-Term Incentive Plan (the “2006 Equity Plan”), which authorizes the award of 1,200,000 shares of Company shares through a menu of equity based awards. The Compensation Committee has determined that it intends, going forward, to move away from time-vesting restricted shares and instead make equity awards in the form of performance vesting restricted shares and share-settled share appreciation rights, with the size of each such grant based on prior year performance. Awards of restricted shares to Named Executive Officers will continue through 2008 pursuant to their respective employment or retention agreements, but any awards in the future, in addition to those stated amounts, will be made under the Company’s new award philosophy.

The Company’s new award philosophy is intended to minimize accounting expense (by virtue of reversing expense if performance targets are not satisfied) and to further a “compensation triad” approach to incentive compensation: (i) use the annual cash incentive program to achieve consistent annual profitability; (ii) use performance based restricted shares to achieve consistent long-term growth; and (iii) use share-settled share appreciation rights to focus executives on total shareholder return. The Compensation Committee believes the performance metrics used under the annual and long-term incentive compensation plans appropriately balance near and longer-term performance and align executives’ interests with shareholders’ interests.

Retirement Benefits

•	Why this component is paid to executives

The Company seeks to attract and retain executive talent by providing competitive retirement benefits. The Company maintains certain qualified and nonqualified retirement plans that are intended to provide certain executives, including the Named Executive Officers, with a stable retirement income and financial resources after their termination of employment. In that regard, retirement benefits serve a similar function to base salaries, in that they represent a stable part of total compensation that is not directly tied to company performance.

•	How the amount to be paid is determined

As described more fully in the compensation tables, in 2006, the Company maintained two qualified plans for its general employee population and three nonqualified plans for a select group of highly compensated employees, including the Named Executive Officers. In addition, there was a qualified defined benefit pension plan that was frozen in 2002, and in which three of the Named Executive Officers and employees of certain business units were participants. (There have been no benefits earned under this plan since 2002.)

The two active qualified plans included (i) a defined contribution savings plan, which is intended to allow employees to contribute toward their retirement through pre-tax and after-tax contributions, and (ii) a defined contribution employee stock ownership plan (“ESOP”), which is intended to provide matching contributions and other employer contributions to employees that will be invested primarily in the Company’s common shares. Because qualified plans offer tax benefits to both the Company and plan participants, benefits provided under the qualified plan are subject to certain dollar limitations and nondiscrimination rules.

To restore the benefits the Named Executive Officers, and other executives, are precluded from receiving in the qualified plans, and to provide a form of retirement benefit competitive with the employment market, the Company also maintains two nonqualified retirement plans that are not secured from the claims of the company’s creditors. The primary nonqualified plan benefiting Named Executive Officers is a nonqualified deferred compensation plan known as Non Qualified Deferred Compensation Plan I (“NQDCI”). The NQDCI allows participants, including the Named Executive Officers (other than the CEO), to defer any portion of their incentive compensation payments pursuant to the terms of the plan. The NQDCI also allows all participants, including the Named Executive Officers (and including the CEO) to defer up to 20% of their cash compensation in excess of the federal contribution limits to the qualified defined contribution savings plan. The Company will credit a matching contribution under the NQDCI for each participant equal to the matching contribution he or she would have received had such amount been allowed to be deferred under the qualified savings plan, and may make a supplemental employer contribution for the participants, including the Named Executive Officers (other than the CEO) based upon the Company’s performance in the preceding year. This plan is unfunded and a participant who is credited with at least three (3) years of Service is fully vested in his or her employer contributions. A participant also is fully vested in his or her employer contributions if the participant reaches Normal Retirement Age (age 65), dies or incurs a disability before he or she terminates employment. A participant is always fully vested in his or her own compensation deferrals.

The second nonqualified plan benefiting some of the Named Executive Officers is the Supplemental Executive Retirement Plan (“SERP”) which was frozen for all participants, except for the CEO, as of year-end 2003. This plan provides participants with 2% of their final average compensation, multiplied by their years of service, less any amounts received through the qualified defined benefit plan. Three Named Executive Officers participated in the SERP; as of 2004, additional service credit and covered compensation increases under the SERP were frozen for all currently employed executives except for the CEO (due to his near-proximity to the Company’s Normal Retirement Age). Benefits accrued under the SERP are partially funded by corporate-owned life insurance under which the Company is both the owner and the beneficiary. The balance of the liability is paid from current assets. The Company has established a rabbi trust; however, no assets are currently held in this vehicle. The Company may in the future transfer ownership of certain life insurance assets to the rabbi trust for funding purposes.

•	Relation of these benefits to other components of compensation

Our retirement plans integrate other components of our compensation program by generally including base salary and annual incentive compensation in the definitions of “compensation” in our defined contribution, qualified and non-qualified retirement plans. Further, the retirement plans serve as effective retention vehicles and are an important component of total pay given EDO’s conservative use of equity compensation.

Termination and Change in Control Benefits

•	Why this component is paid to executives

We provide certain executives and key employees, including our Named Executive Officers, with certain termination and change in control benefits to protect them in the event they are terminated involuntarily without “Cause”. In the CEO’s case, per his Agreement, benefits are paid if he is terminated involuntarily without “Cause” or quits for “good reason.” We believe such termination and change in control benefits are valuable in allaying employees concerns that they may be terminated during the course, or as a result, of a change in control. The change in control benefits were designed to eliminate any potential bias when considering business transactions by ensuring executives will not be economically disadvantaged by a potential change in control.

•	How the amount to be paid is determined

The CEO’s post-termination benefits are governed by his employment agreement. The terms of such termination were determined by the Compensation Committee after discussions with its then compensation consultant about market practices, and negotiations with the CEO and his counsel. Without regard to whether there is a change in control, the CEO is entitled to receive the following severance benefits upon an involuntary termination (without “Cause”) or should he quit for good reason: a lump sum cash payment equal to three (3) times salary plus his three-year average Incentive Compensation (or if higher, his prior year Incentive Compensation); continuation of welfare benefits for three (3) years; an additional five (5) years in the Company’s SERP or other nonqualified plans in accordance with the terms of such plans, full vesting of all equity awards; and a gross-up payment, if any, for any excise taxes arising under Section 280G of the Internal Revenue Code. As part of the employment agreement, the CEO is also subject to substantial restrictive covenants that provide that for two years following his termination of employment, the CEO will not compete with the Company or solicit its customers or employees without the Company’s consent. If the CEO terminates employment due to retirement, he may provide consulting services to the Company for up to 2 years at an annual rate of $300,000 in exchange for such services and the restrictive covenants.

The termination payments for other Named Executive Officers are governed by (i) change in control agreements approved by the Compensation Committee between the Company and such Named Executive Officers, and (ii) the company’s severance policy applicable to the general employee population, and are generally based upon length of service.

The change in control agreements were approved by the Compensation Committee after discussing market practices with its compensation consultant and the CEO. These agreements provide the following severance benefits in the event employment terminates involuntarily (but not for cause, retirement or death) within eighteen months following a change in control: a lump sum payment equal to one and one-half (1.5) times the sum of: base salary plus the greater of (a) 20% of base salary or (b) the highest percentage of base salary paid as Incentive Compensation to the Named Executive Officer over the prior three years; accelerated vesting of all equity awards; and payment of legal fees incurred by the Named Executive Officers to enforce their rights under the agreements, if necessary.

Absent a Change-in-Control, executives, including the Named Executive Officers (other than the CEO) are participants in the standard EDO Corporation Severance Pay Policy, which provides for a severance benefit in the event of a lay-off due to lack of work or other involuntary separation due to business conditions. This provides a benefit of from two weeks to five months of salary based on service with the Company. No benefit is provided in the event of voluntary resignation, termination for cause, death, disability or retirement.

Other Benefits

Our Named Executive Officers participate in the Company’s health and welfare benefit plans on the same basis as our broad-based employee population. Health and welfare plans are an integral part of our employee benefits program that, like base salary, is intended to provide all employees with a financial safety net for their immediate medical and other welfare expenses. Benefits provided under these broad-based employee plans are governed by the terms of the plans.

The Company also provides certain perquisites to our CEO pursuant to his 2004 Employment Agreement. The Company provides the perquisites to our CEO both to be competitive with the market and to facilitate our CEO being available to focus on Company business at any time. The perquisites provided to our CEO are described in detail in the accompanying tables, but generally include a housing allowance for a residence in Manhattan, a car allowance, and financial and tax planning,

Other Factors in Compensation Decisions and Policies

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied. The Compensation Committee considers the anticipated tax treatment to EDO and the Named Executive Officers in its review and establishment of compensation programs and payments. However, the deductibility of some types of compensation payments may depend upon the timing of an executive’s vesting or exercise of previously granted rights, interpretations of and changes to applicable tax laws and regulations, as well as other factors.

Timing of Awards

The Company grants its equity awards on an annual basis each February as part of the regularly scheduled meeting of the Compensation Committee, and does not attempt to coordinate its awards around the release of public information about the Company. The Company has not issued stock options to Named Executive Officers since 2003. Stock options awarded previously each bear an exercise price equal to the closing price of the Company’s shares on the grant date, which was the date the awards were approved by the Compensation Committee or the individuals’ hire date or promotion date for grants made under those circumstances. Awards of restricted shares are effective on the date the Restricted Share Agreements are issued to the employee, which is as soon as administratively practicable following the Compensation Committee meeting. In 2007, awards made in the form of share-settled share appreciation rights bear an exercise (or measurement) price equal to the closing price of the Company’s shares on the business day preceding the awards made on February 19, 2007.

Individual Performance

We recognize individual performance primarily through base salary and incentive compensation. However, Management is willing to recognize outstanding individual performance outside the normal scope of a Named Executive Officer’s duties (such as extraordinary efforts to complete a particular transaction), and would be willing to recommend to the Compensation Committee that special compensation awards be made to any such Named Executive Officer whose individual performance warranted additional compensation for a particular year. No special compensation awards were made to a Named Executive Officer for 2006.

Adjustment of Awards under Certain Conditions

Under the Annual Incentive Plan and the Long-term Incentive Plan, the Compensation Committee may make adjustments of our overall corporate and business sector performance goals and our actual performance results that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation or regulatory changes in accounting or taxation standards. These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving the long-term financial performance of the Company, such as restructurings, acquisitions or divestitures. For 2006, we made no adjustments that had an effect on the compensation payable to our Named Executive Officers.

Prior Compensation

Management and the Compensation Committee are cognizant that abnormally high or low compensation paid to a Named Executive Officer may warrant an adjustment to current compensation or potential Incentive Compensation opportunity. However, we generally believe that compensation paid to our Named Executive Officers in any year is the compensation that was appropriate for such year, and thus should have minimal to no effect on future compensation.

Impact of Accounting Treatment

We have generally considered the accounting treatment of various forms of awards in determining the components of our overall compensation program. In addition, we have generally sought to grant share-settled equity awards that receive fixed accounting treatment as opposed to cash-settled equity awards that do not. Accounting treatment was also a significant factor in our decision to move from time-vested restricted shares to performance based restricted shares and share settled share appreciation rights beginning with the 2007 grant cycle. The Compensation Committee estimates that the Company may reduce its expense by $300,000 per year by virtue of the use of a combination of share settled appreciation rights and Restricted Shares versus all Restricted Shares. Given the increasing cost of equity awards with regard to shareholder dilution and equity burn rates, we will continue to monitor our current approach and make appropriate changes in the future.

Shares Ownership Guidelines

To further link the interests of management and shareholders, the Board approved shareholding guidelines for EDO’s executive officers beginning in 2005. All of the Company’s Named Executive Officers have met or exceeded these guidelines. The Compensation Committee and/or the CEO retains the right to reduce or eliminate future equity awards if guidelines are not met.

The holding guidelines specify the value of the number of (i) shares owned outright, (ii) share granted by the Company as restricted shares (vested or not vested) and (iii) shares underlying vested stock options that the executive officers must accumulate and hold during the period ending January 1, 2008 or, if later, the third anniversary of the executive’s appointment as an officer. The specific share requirements will be based on a multiple of annual base compensation, as in effect as of January 1, 2005 or at the point of eligibility, times the value of the closing price of EDO shares over the preceding twelve months. The range will be from 1 times to 4 times base pay, with the higher multiples applicable to EDO’s executive officers having the highest levels of responsibility. The number of shares to be held will change only if the executive is promoted to a higher position.

Currently, the following positions are subject to a share ownership requirement equal to the following multiple of base pay:

•	Chairman, Chief Executive Officer, President — 4 times

•	Executive Vice-President, Chief Operating Officer — 3 times

•	Chief Financial Officer — 3 times

•	Elected Vice-Presidents — 2 times

•	All other designated Senior Executives — 1 times.

In addition, the Board has approved share option holding periods recommended by management and the Compensation Committee. To minimize the potential appearance of an incentive for senior managers to seek short-term increases in the price of EDO shares for personal gain, senior executives are required to hold for at least one year the net shares of EDO that they receive by exercising stock options. “Net Shares” means the number of shares obtained by exercising the vested option, less the number of shares the executive sells to (1) cover the exercise price of the options and (2) pay the Company any required withholding taxes. This requirement applies to all executives subject to the shareholding guidelines.

In exceptional circumstances, an executive may obtain a waiver from the shares ownership requirements with the approval of the CEO or, in the case of the CEO, the Compensation Committee. To date, no one has sought such a waiver. In addition, an executive, in planning for retirement, may, with the approval of the CEO, begin a reduction of the number of shares held, through the filing of a 10b5-1 sales plan or other means as may be available and appropriate at that time.

Role of Named Executive Officers in Setting Compensation

We have described the role Named Executive Officers and consultants play in setting compensation in the governance disclosure on page 11 and in the discussions of the various components of our compensation program.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board (the “Committee”) has reviewed and discussed the Compensation Discussion and Analysis on pages 12 through 21 of this Proxy Statement and, based on that review, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, portions of which, including the Compensation Discussion and Analysis, have been incorporated by reference into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2006.

Compensation Committee
Leslie F. Kenne, Chair
Robert M. Hanisee
James Roth
Robert S. Tyrer

EXECUTIVE COMPENSATION TABLES

The following table shows information concerning the annual compensation for services to the Company in all capacities of the Chief Executive Officer, Principal Financial Officer and the three other most highly compensated executive officers of the Company (collectively the “Named Executive Officers” or “NEO’s”) during the last completed fiscal year.

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other		Total
		Salary	Bonus(1)	Awards(2)	Awards(2)	Compensation(3)	Earnings	Compensation		Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)(4)	($)(5)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

James M. Smith	2006	$650,000	—	$386,040	—	$0	—	$434,370	(6)	$1,470,410
Chairman, President and
Chief Executive Officer
Frederic B. Bassett	2006	$320,049	—	$179,548	—	$0	—	$27,190	(7)	$526,787
Senior Vice President — Finance,
Chief Financial Officer and Treasurer
Lisa M. Palumbo	2006	$321,465	—	$177,180	$1,406	$0	—	$34,318	(8)	$534,369
Senior Vice President,
General Counsel and Secretary
Frank W. Otto	2006	$243,372	—	$179,901	$1,406	$0	$18,999	$26,272	(9)	$469,950
Senior VicePresident,
Strategic Development
Patricia D. Comiskey	2006	$214,935	—	$123,098	$878	$0	$12,140	$32,182	(10)	$383,233
Senior Vice President — Human
Resources and Assistant Secretary

(1)	The Company does not have a “Bonus” program.

(2)	These columns show the amount recognized for financial statement purposes for 2006 in accordance with FAS 123(R) with respect to all restricted stock awards granted in 2006 and earlier years to the NEO’s, and stock option awards made in 2003 to Ms. Palumbo, Mr. Otto and Mrs. Comiskey, which vested on 1/27/2006. There was no forfeiture of awards by any NEO during 2006. The assumptions used in connection with this valuation are described in the Company’s Annual Report on Form 10-K in Note 12 (entitled “Stock Plans”), filed with the SEC on March 8, 2007.

(3)	There were no payments earned or made to any of the Named Executive Officers under the EDO Corporation Incentive Compensation Plan for performance in 2006. The material features of this plan are described above in the Compensation Discussion and Analysis.

(4)	Reported in column (h) is the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit pension plans of the Company, both qualified and non-qualified. There were no above market earnings on non-qualified deferred compensation in 2006. Mr. Smith’s actuarial net present value decreased from 12/31/05 to 12/31/06. Mr. Bassett and Ms. Palumbo were not participants in the defined benefit plans offered by the Company.

(5)	Reported in this column are amounts of other compensation including: the aggregate incremental cost incurred by the Company for certain executive personal benefits. The amounts for each NEO of these benefits in excess of disclosure levels or where detail is deemed appropriate if not required, for each NEO are set forth in the notes below.

(6)	The amount shown for Mr. Smith consists of the following: $10,000 payment for tax preparation and review; $7,672 for personal car insurance; $9,053 for car service for personal use, $251,054 for a housing allowance which includes $150,000 for housing, and $101,054 for the related tax gross-up; $98,082 tax gross-up of income taxes incurred as a result of qualification as a New York City resident; $5,850 in dividends paid on restricted shares; $33,834 in Company contributions to the Non-Qualified Deferred Compensation Plan I and $18,825 in ESOP contributions by the Company.

(7)	The amount shown for Mr. Bassett consists of the following: $3,000 in dividends on restricted shares; $17,490 in Company contributions to the Non-Qualified Deferred Compensation Plan I and $6,700 in ESOP contributions by the Company.

(8)	The amount shown for Ms. Palumbo consists of the following: $2,835 in dividends on restricted shares; $24,783 in Company contributions to the Non-Qualified Deferred Compensation Plan I and $6,700 in ESOP contributions by the Company.

(9)	The amount shown for Mr. Otto consists of the following: $2,948 in dividends on restricted shares; $13,549 in Company contributions to the Non-Qualified Deferred Compensation Plan I and $9,775 in ESOP contributions by the Company.

(10)	The amount shown for Mrs. Comiskey consists of the following: $9,996 for personal car insurance; $1,995 in dividends on restricted shares; $11,569 in Company contributions to the Non-Qualified Deferred Compensation Plan I and $8,622 in ESOP contributions by the Company.

Employment Agreement with Mr. Smith

The Company maintains only one employment agreement. In 2004, the Company, through the Compensation Committee, negotiated an Amended and Restated Employment Agreement effective as of October 1, 2004 (the “2004 Agreement”) with Mr. Smith. Pursuant to the 2004 Agreement, Mr. Smith serves as EDO’s Chairman, Chief Executive Officer and President. The term of the 2004 Agreement expires on the earlier of May 31, 2008 or the Company’s 2008 Annual Meeting. The 2004 Agreement provides for a base salary of $650,000 per annum with any subsequent adjustments to base pay based on the recommendation of the Compensation Committee. The 2004 Agreement further calls for an “Annual Bonus” as calculated under the Company’s Incentive Compensation Plan, with a target of 75% of Mr. Smith’s base pay. Further, the Compensation Committee may award him annual grants of restricted stock based on achievement of goals mutually agreed upon between Mr. Smith and the Compensation Committee. There are no stock option awards provided for under the 2004 Agreement.

The 2004 Agreement also provides Mr. Smith with a new automobile every three years. Pursuant to the 2004 Agreement and at the Company’s request, Mr. Smith has agreed to lease a residence in Manhattan. For such a residence, Mr. Smith will be provided an allowance of $150,000 per year, as well as transportation by car to and from his primary residence for himself and his spouse. In addition, he is entitled to an “adjustment amount” that, on an after-tax basis, is intended to compensate him so that his income is equal to what his net after-tax income would have been without the housing allowance or New York City resident income taxes, if applicable. Mr. Smith received $251,054 in housing allowance and $98,082 in “adjustment amount” for 2006. Further, Mr. Smith is to be paid $10,000 each year during the term of the 2004 Agreement, and for one year following its expiration for tax and financial planning.

The 2004 Agreement also provides for certain payments and benefits upon a termination and/or change in control which are discussed further in “Potential Payments Upon Termination or Change in Control” on page(s) 29 to 34.

When Mr. Smith retires from the Company, as part of the 2004 Agreement, he will enter a consulting agreement with the Company which will pay him $300,000 annually for up to two years. During that period, Mr. Smith will be able to participate in the Company’s health insurance program. Further, he has agreed to a restrictive covenant that becomes effective after the termination of his employment, which provides that, for a period of two years following the termination date, he shall not provide service to a competing business without EDO’s consent or attempt to solicit or otherwise interfere with the relationship between EDO and its customers or employees.

GRANTS OF PLAN-BASED AWARDS

The following table shows grants made in 2006 by the Compensation Committee under shareholder approved plans for the Named Executive Officers.

								All
							All Other	Other
							Stock	Option		Grant
							Awards:	Awards:		Date
							Number of	Number of	Grant	Fair
				Estimated Possible Payouts Under			Shares of	Securities	Price of	Value
				Non-Equity Incentive Plan Awards(4)			Stock or	Underlying	Stock	of Stock
		Grant	Approval	Threshold	Target	Maximum	Units	Options	Awards	Awards(5)
Name	Name of Plan	Date(1)	Date	($)	($)	($)	(#)	(#)	($)	($)
(a)			(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)

James M. Smith	Incentive	2/20/06		$243,750	$487,500	$1,096,875
	Compensation Plan
	Restricted Shares	3/1/06	2/20/06(2)				15,000		$29.13	$436,950
Frederic B. Bassett	Incentive	2/20/06		$73,819	$147,638	$332,186
	Compensation Plan
	Restricted Shares	3/1/06	12/18/03(3)				5,000		$29.13	$145,650
Lisa M. Palumbo	Incentive	2/20/06		$73,819	$147,638	$332,186
	Compensation Plan
	Restricted Shares	3/1/06	12/18/03(3)				5,500		$29.13	$160,215
Frank W. Otto	Incentive	2/20/06		$41,008	$82,015	$184,534
	Compensation Plan
	Restricted Shares	3/1/06	12/18/03(3)				5,500		$29.13	$160,215
Patricia D. Comiskey	Incentive	2/20/06		$41,008	$82,015	$184,534
	Compensation Plan
	Restricted Shares	3/1/06	12/18/03(3)				3,500		$29.13	$101,955

(1)	Grate Date is the date upon which the key terms and conditions of the awards were communicated to the NEOs and other employee participants in the LTIP.

(2)	Mr. Smith’s shares were approved at the Compensation Committee meeting held on February 20, 2006 after review of his performance against goals established for this award. The shares will vest three years from grant date.

(3)	These shares were issued to the NEOs and certain other employees as part of an Executive Retention Agreement Plan approved on December 18, 2003. These agreements have been filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The agreements stipulate the number of restricted shares to be subsequently issued to the participant each year for a period of three to five years. Shares issued to the NEOs vest three years after each grant date.

(4)	The amounts shown represent potential payments under the Company’s 2006 Incentive Compensation Plan “Threshold,” “Target” and “Maximum” payouts assume achievements of 70%, 100%, and 150% of the Company target respectively. Achieving 70% of target goals results in payout at 50% of the target. Payouts are determined by business performance individual assessment of achievement of personal goals. The amounts shown are based on the individuals’ salary grade target for 2006 and assumption of individual performance ratings of 100% for each level. The actual payouts could range from 0% to 150% of the shown numbers depending upon Company and personal performance.

(5)	The per share price of $29.13 used for the grant and Black Scholes model for FAS 123(R) is the closing price on the day before the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows outstanding stock option awards and stock awards as of December 29, 2006 for the Named Executive Officers.

					Stock Awards
								Market
	Option Awards						Number	Value of
	Number of	Number of					of Shares	Shares or
	Securities	Securities					or Units	Units of
	Underlying	Underlying					of Stock	Stock
	Unexercised	Unexercised	Option				That	That
	Options	Options	Exercise	Option			Have Not	Have Not
	(#)	(#)	Price	Expiration	Grant	Vesting	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	Date	Date	(#)	($)(1)
(a)	(b)	(c)	(e)	(f)			(g)	(h)

James M. Smith	5,451		$6.17	1/1/2008	2/16/2004	2/16/2007(3)	15,000	$356,100
	5,451		$7.08	1/1/2009	2/21/2005	2/21/2008(3)	12,000	$284,880
	2,000		$8.38	1/26/2009	3/1/2006	3/1/2009(3)	15,000	$356,100
	3,000		$8.38	1/26/2009
	75,000		$6.69	4/28/2010
	15,000		$9.60	3/2/2011
	2,000		$6.13	1/30/2010
	15,000		$27.02	5/7/2012

Frederic B. Bassett	5,000		$21.05	1/2/2013	1/2/2003	1/2/2008(2)	2,500	$59,350
					1/9/2004	1/9/2007(3)	7,500	$178,050
					2/21/2005	2/21/2008(3)	6,000	$142,440
					3/1/2006	3/1/2009(3)	5,000	$118,700

Lisa M. Palumbo	5,000		$28.06	4/1/2012	1/27/2003	1/27/2008(2)	1,000	$23,740
	5,000		$18.14	1/27/2013	1/9/2004	1/9/2007(3)	7,500	$178,050
					2/21/2005	2/21/2008(3)	6,000	$142,440
					3/1/2006	3/1/2009(3)	5,500	$130,570

Frank W. Otto	5,000		$27.02	5/7/2012	1/27/2003	1/27/2008(2)	1,750	$41,545
	5,000		$18.14	1/27/2013	1/9/2004	1/9/2007(3)	7,500	$178,050
					2/21/2005	2/21/2008(3)	6,000	$142,440
					3/1/2006	3/1/2009(3)	5,500	$130,570

Patricia D. Comiskey	830		$6.17	1/1/2008	1/27/2003	1/27/2008(2)	1,000	$23,740
	830		$7.08	1/1/2009	1/9/2004	1/9/2007(3)	5,000	$118,700
	3,125		$9.60	3/2/2011	2/21/2005	2/21/2008(3)	4,500	$106,830
	3,125		$27.02	5/7/2012	3/1/2006	3/1/2009(3)	3,500	$83,090
	3,125		$18.14	1/27/2013

(1)	Value was determined by multiplying the number of shares by the closing market price of the common shares at the end of the fiscal year, which was $23.74. The value of these awards is recognized as expense in the Company’s financial statements over the vesting periods in accordance with FAS 123(R).

(2)	These are performance-based shares, whose restrictions lapse (grant vests) on the earlier of five years or the attainment of a 50% growth of price of the shares, for 8 of 12 quarters.

(3)	Restrictions lapse (grant vests) three years from date of grant.

OPTION EXERCISES AND STOCK VESTED

There were no options exercised or vesting of stock in 2006.

PENSION BENEFITS

The following table shows the estimated present value of the benefits payable under each of the Company’s retirement income plans to each NEO. As described below, the Company has three types of retirement income plans for employees of certain business units under which the Named Executive Officers and other employees are participants: (1) the EDO Corporation Employees Pension Plan, a non-contributory, qualified defined benefit pension plan, providing a retirement benefit to certain employees of EDO, generally, those who were employees of the corporation prior to 12/31/01 (the “Defined Benefit Plan”), (2) the EDO Corporation Non-Qualified Excess Benefit Plan (the “Excess Plan”), and (3) the EDO Corporation Supplemental Executive Retirement Plan (the “SERP”).

		Number	Present Value of	Payments
		of Years	Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name(s)	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

James M. Smith	Defined Benefit Plan	39.50	$1,657,000	—
	SERP	39.50	$9,389,745	—
Frederic B. Bassett	Defined Benefit Plan	—	—	—
	SERP	—	—	—
Lisa M. Palumbo	Defined Benefit Plan	—	—	—
	SERP	—	—	—
Frank W. Otto	Defined Benefit Plan	22.083	$586,437	—
	SERP	23.083	$224,265	—
Patricia D. Comiskey	Defined Benefit Plan	23.25	$533,521	—
	SERP	24.25	$171,941	—

The Defined Benefit Plan

Benefits payable under the Defined Benefit Plan are based on (i) the average of an employee’s five highest consecutive years’ compensation (annual salary, excluding bonus) out of the employee’s final ten years of employment with EDO prior to retirement, and (ii) the number of years of credited service. As of December 31, 2006, Mr. Smith has 39.50 years, Mrs. Comiskey 23.25 years and Mr. Otto 22.083 years of credited service under the qualified plan. Accruals under the qualified plan were frozen for all participants as of December 31, 2002; therefore, there will be no additional service credit accrued under the qualified plan. All benefits stated are benefits payable at age 65 on a single life annuity basis. Mr. Bassett and Ms. Palumbo joined the Company after the Pension Plan was closed to new participants.

The benefit formula for all participants is identical; however, some excess benefit normally covered under the excess plan or the SERP for Mr. Smith, Mrs. Comiskey and Mr. Otto were able to be quantified and will be paid from the qualified plan under an amendment to the Plan. Under the Defined Benefit Plan, Mr. Smith will receive an annual benefit of $160,000; Mrs. Comiskey will receive an annual benefit of $60,910 and Mr. Otto an annual benefit of $79,961 at age 65. Mr. Smith has reached normal retirement age. Mr. Otto and Mrs. Comiskey are eligible to elect Early Retirement, defined as between the ages of 55 and 65. If they elect Early Retirement, their stated age 65 benefit would be reduced by .25% per month (3% per year) for each month/year by which the payments precedes the participants normal retirement date.

The Excess Plan

The Company maintains a non-qualified excess benefit retirement plan that provides for benefits as would be calculated under the Defined Benefit Plan but for federal limitations. Additional benefit accruals under this non-qualified plan were frozen for the participants. The cost of the excess plan is borne entirely by the Company. Benefits that might be payable under this plan benefit calculation for Mr. Smith, Mrs. Comiskey and Mr. Otto, are instead covered under the SERP. Ms. Palumbo and Mr. Bassett are not eligible for benefits under this plan.

The Supplemental Executive Retirement Plan

Mr. Smith, Mr. Otto and Mrs. Comiskey are covered by the SERP adopted July 1, 2001. This plan merged the two supplemental plans previously in existence at AIL and EDO. Under this plan, participants receive an amount that results in a total pension benefit payable equal to 2% of their final average compensation, that is, the average five highest consecutive years of total compensation (base plus incentive compensation payment) multiplied by years of service. The benefit is offset by any amounts generated by the EDO Defined Benefit Plan. Portions of this benefit are and will be paid as part of the qualified plan as well as funding by insurance policies of which EDO is the owner and beneficiary as well as from general assets of the Company. Mrs. Comiskey’s and Mr. Otto’s benefit accrual under this plan was frozen as of December 31, 2003. The annual age 65 single life annuity benefit accrued as of December 31, 2006 was $31,439 for Mr. Otto and $23,507 for Mrs. Comiskey. Mr. Smith’s accrued single life annuity annual benefit as of December 31, 2006 was $797,859.

If Mrs. Comiskey or Mr. Otto elects early commencement of their SERP benefit, it would be reduced by 3% per year if they commence benefit payment on or after age 60 with 10 years of service, or 5% per year if they commence benefit payment after age 55 but before age 60. Mr. Smith continues to receive credited service for this plan, has passed normal retirement age and, thus, is not eligible for an early retirement benefit.

Mr. Bassett and Ms. Palumbo did not participate in the SERP.

NONQUALIFIED DEFERRED COMPENSATION

The table below includes not only amounts contributed and earned in 2006 (there were no distributions in 2006) but also compensation that the NEOs elected to defer in all prior years under the Non-Qualified Deferred Compensation Plan I. The aggregate balance at last fiscal year end column (column (f)) contains the total of all contributions and earnings since the NEOs began deferring compensation.

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY(1)	in Last FY(2)	In Last FY	Distributions	Last FYE
Name	($)		($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

James M. Smith	$78,168	$33,834	$20,096	—	$303,850
Frederic B. Bassett	$54,030	$17,490	$6,343	—	$100,050
Lisa M. Palumbo	$97,227	$24,783	$16,520	—	$251,713
Frank W. Otto	$14,570	$13,549	$3,408	—	$51,538
Patricia D. Comiskey	$3,340	$11,569	$1,038	—	$18,823

(1)	Of the amounts set forth in column (b) above, the following amounts are also reported in column (c) of the Summary Compensation Table: For Mr. Smith, the full amount of $78,168; for Mr. Bassett, none of the above stated amount; For Ms Palumbo, $25,187; For Mr. Otto, none of the above stated amount; and for Mrs. Comiskey, $3,340. All numbers not included in the 2006 Summary Compensation Table were reported in the 2005 Summary Compensation Table as part of the reported Incentive Compensation amount.

(2)	Amounts reported in column (c) above are included in column (i) of the Summary Compensation Table. Mr. Smith’s amount includes only the Company’s “excess 401k” contributions match (Mr. Smith is not eligible for the Employer Performance Contributions); Mr. Bassett received only his 2005 performance award credited in FY 2006 as he declined to participate in the “excess 401k” portion; Ms. Palumbo’s amount includes her Company performance award for 2005 credited in FY 2006 of $17,236 and the Company match to her “excess 401(k)” contributions which equaled $7,547; Mr. Otto’s amount includes his Company performance award for 2005 credited in FY 2006 of $13,549 (Mr. Otto declined to participate in the excess 401(k) portion of the plan); Mrs. Comiskey’s amount includes her Company performance award for 2005 credited in FY 2006 of $9,888 and the Company “excess 401(k)” contributions match of $1,681.

Effective January 1, 2004, the Company approved and adopted two voluntary non-qualified deferred compensation plans, the EDO Corporation Non Qualified Deferred Compensation Plan I (Plan I) and the EDO Corporation Non Qualified Deferred Compensation Plan II (Plan II). The Plans are an unfunded and voluntary deferred compensation program maintained for a group of management and highly compensated employees, including the Named Executive Officers.

Plan I allows participants to elect to defer that portion of compensation that the participant elected to be contributed on his or her behalf to the tax-qualified 401(k) plan maintained by the Employer (the “401(k) plan”), but which could not be contributed because of limitations on annual compensation (section 401(a)(17) of the Code) and/or annual additions (section 415 of the Code). For purposes of Plan I, the term “compensation” is defined in the same manner as that term is defined in the 401(k) plan. In addition, “non-discretionary employer contributions” will be made supplemental to the 401(k) employer contributions. This amount is equal to the amount of contributions (excluding deferral contributions as defined in section 402(e)(3) of the Code) the Company would have made to the Company sponsored tax-qualified Employee Stock Ownership Plan, if there were no limitations on annual compensation (section 401(a)(17) of the Code), annual additions (section 415 of the Code) or non-discrimination (sections 401(k) and 401(m) of the Code), less such amounts actually contributed by the Company to the tax-qualified 401(k) plan on the participants’ behalf. Unlike the 401(k) and ESOP where the match is made in EDO shares, this match is made in cash. This plan provides for a fixed rate of interest, which for 2006 was set at 8%. This rate is determined by a competitive quote received from an insurance company.

In addition, under this plan, Mr. Bassett, Mr. Otto, Ms. Palumbo and Mrs. Comiskey, as well as certain other executives, but excluding Mr. Smith, may receive Employer Performance Contributions. This amount is equal to a percentage of the participant’s annual compensation in an amount not less than 2% and not greater than 8%. The percentage will be determined by the performance of the Company for the preceding year. In 2006, the amount paid was on behalf of 2005 performance. For this purpose, annual compensation means a participant’s total annual cash compensation (base plus incentive compensation.)

Participants may also elect to defer up to 100% of their incentive compensation and/or incentive commissions to the plan. These deferrals also earn a fixed rate of interest (8% for 2006) based on a competitive quote received by an insurance company. In 2006 (on behalf of 2005 performance), Mr. Bassett elected to defer 30% of his award, Ms. Palumbo elected to defer 40% of her award and Mr. Otto elected to defer 10% of his award. Mrs. Comiskey elected to make no deferral from her awards. Mr. Smith is not eligible to make this election.

Plan II is a plan established for all other participants of the Incentive Compensation Award program. Employees may elect voluntary deferrals of up to 100% of his or her incentive compensation and/or incentive commissions to the plan. These deferrals also earn a fixed rate of interest (8% for 2006) based on a competitive quote received by an insurance company. In addition to the voluntary employee contributions, the Company may credit a participant’s account with amounts designated as Discretionary Employer Contributions. No NEOs participate in this plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables and the accompanying narrative show potential benefits payable to our Named Executive Officers upon the occurrence of the events specified therein, assuming such events occurred on December 31, 2006. While not required, benefits which are generally available to all salaried employees and do not discriminate in scope, terms, or operation, in favor of executive officers or directors are included in the following disclosures. Except as noted, the amounts disclosed below reflect the aggregate potential payments under each scenario and category.

Assumptions

The Company has a severance benefit plan in which each of the NEOs participates along with all of the Company’s US corporate and certain business unit employees. We pay benefits under this policy generally only in the event of involuntary loss of employment, not for cause. The benefit is based upon length of service, with the maximum benefit five months of pay, plus continuation of health and welfare benefits for the corresponding period of time. Payment of a prorated portion of the current year incentive compensation is at the discretion of the Compensation Committee in the year following the termination event. These tables assume, where applicable, a payment equal to 100% of their target amount.

In the event of termination after a Change in Control for one and one-half years after the date of employment termination, the Company will maintain in full force and effect and the executive shall continue to be a participant in all group life, health, and accident and disability insurance, and other employee benefit plans, programs, and arrangement in which the executive was entitled to participate immediately prior the date of termination. This does not apply to the EDO Corporation Employees Pension Plan, the EDO Corporation Employee Stock Ownership Plan or the EDO Corporation Employee Investment Plan (401(k)). For purposes of these tables, the cost of these benefits as of December 31, 2006 has been used.

The Committee could decide to accelerate all or part of the vesting dates of any unvested Share Settled Appreciation Rights (“SSAR”) or restricted shares for an executive terminated under any of the scenarios below. For purposes of these tables, to show only maximum exposures, there is an assumption of the acceleration of all unvested grants made under the LTIP. Under the Change in Control without termination provisions, we assume that the successor company does not replace existing unvested grants with a similar plan. As of December 31, 2006, there had been no grants issued under the SSAR provision of the LTIP; however, grants were made of the February 19, 2007 Compensation Committee meeting. The closing price per share on December 29, 2006 (last trading day of the year) was used for calculating accelerated restricted shares.

Unless specified, all payments are single sum

Normal or Deferred Retirement

Each NEO is eligible to voluntarily elect normal retirement at or after age 65. At the time of retirement, the Committee may exercise its discretion to provide the retiring executive with accelerated vesting of part or all of the then unvested stock options and restricted shares that would have otherwise vested in the years following retirement. The NEO is not eligible for severance benefits under these circumstances. Mr. Smith, per his employment agreement, will be engaged with a two year consulting and non-compete agreement upon his retirement. The Committee generally approves a pro-rated payment for any incentive compensation benefit for the year during which the NEO may have worked. The following table shows the potential payments upon termination in connection with normal or deferred retirement.

	James M.	Frederic B.	Lisa M.	Frank W.	Patricia D.
	Smith	Bassett	Palumbo	Otto	Comiskey

Incentive Compensation	$487,500	$147,638	$147,638	$82,015	$82,015
Restricted Stock	$997,080	$498,540	$474,800	$492,605	$332,360
Severance by Policy	—	—	—	—	—
Consulting Agreement (per contract)	$300,000	—	—	—	—
Health & Welfare Benefit Continuation	$25,255	—	—	—	—
Total	$1,809,835	$646,178	$622,438	$574,620	$414,375

Early Retirement

Each NEO is eligible to voluntarily retire at age 55 and after completing twenty years of service. Mr. Smith has already passed normal retirement age and thus would not be covered under this provision. Mr. Otto and Mrs. Comiskey have met the criteria as of December 31, 2006. Ms. Palumbo and Mr. Bassett have not met the criteria as of that date. Employees are not eligible for severance benefits under these circumstances. The Committee generally approves a pro-rated payment for any incentive compensation benefit for the year during which the NEO may have worked. The following table shows the potential payments upon termination in connection with an early retirement.

	James M.	Frederic B.	Lisa M.	Frank W.	Patricia D.
	Smith	Bassett	Palumbo	Otto	Comiskey

Incentive Compensation	—	—	—	$82,015	$82,015
Restricted Stock	—	—	—	$492,605	$332,360
Severance by Policy	—	—	—	—	—
Total	—	—	—	$574,620	$414,375

Involuntary Termination Without Cause

In the event of a termination of employment of Mr. Smith not for cause, he would be entitled to the benefits as detailed in his employment agreement. In the event any of the other NEOs is terminated without cause (for lack of work or position elimination), they would be eligible for severance benefits under the Company’s standard severance policy, and coverage under the Company’s health and welfare benefits for the period of time equal to the severance period. Acceleration of vesting under the terms of the equity grants would be at the discretion of the Compensation Committee. The Compensation Committee generally approves a pro-rated payment for any Incentive Compensation benefit for the year during which the NEO may have worked. The following table shows the potential payments upon termination without cause.

	James M.	Frederic B.	Lisa M.	Frank W.	Patricia D.
	Smith	Bassett	Palumbo	Otto	Comiskey

Incentive Compensation	$487,500	$147,638	$147,638	$82,015	$82,015
Restricted Stock	$997,080	$498,540	$474,800	$492,605	$332,360
Severance by Policy	$2,066,700	$26,669	$27,756	$102,161	$92,789
Health & Welfare Benefit Continuation	$37,838	$243	$594	$6,786	$7,445
Housing Payment	$75,000	—	—	—	—
Total	$3,664,118	$673,090	$650,788	$683,567	$514,609

Involuntary Termination With Cause

In the event of termination for cause, the NEOs would be entitled to no additional benefits.

Death or Disability

In the event of termination by reason of the death or disability of any of the Named Executive Officers, the NEO or their estate/beneficiary would not be entitled to any severance benefits. The acceleration of the vesting of any equity grants for the benefit of the executive or their estate, whichever is appropriate, would be at the discretion of the Compensation Committee. The following table shows the potential payments upon the death or disability of the NEOs.

	James M.	Frederic B.	Lisa M.	Frank W.	Patricia D.
	Smith	Bassett	Palumbo	Otto	Comiskey

Incentive Compensation	$487,500	$147,638	$147,638	$82,015	$82,015
Restricted Stock	$997,080	$498,540	$474,800	$492,605	$332,360
Severance by Policy	—	—	—	—	—
Total	$1,484,580	$646,178	$622,438	$574,620	$414,375

Voluntary Resignation

In the event of the voluntary resignation of employment, the NEOs would not be entitled to any additional benefits under any plan other than any vested qualified and non-qualified retirement income benefits and the settlement of any accrued but not used vacation time. Mr. Smith, Mrs. Comiskey and Mr. Otto have all reached the age and service requirements such that their election to leave the Company voluntarily would automatically be considered as retirement (early or deferred). Mr. Bassett’s and Ms. Palumbo’s voluntary resignations would not be considered retirements due to their shorter service.

Change in Control with Termination of Employment

In the event there is a change in control of the Company that results, within 18 months, in Mr. Smith’s termination of employment or a material change in his position such that it would be deemed constructive termination, per the terms of his 2004 Agreement, he would receive a single sum that would equal three times the sum of his annual base salary and the higher of the average annual incentive compensation paid for the three years preceding the termination of his employment or the annual incentive compensation amount actually paid to Mr. Smith in the previous year. He would also receive three years of Company health benefit coverage and the acceleration of any outstanding restricted shares. Mr. Smith’s Agreement also provides for IRC Section 280g tax protection compensation as described below.

In the event there is a change in control of the Company that results, within 18 months of the event, in a termination of employment or a material change in the Named Executive Officer’s position such that the NEO would be considered to have been constructively terminated from his or her position, if not the Company, the following benefits would be provided under the terms of the change in control agreements. In addition, for one and one-half (1 1/2) years after the Date of Employment Termination, the Company shall maintain in full force and effect and the NEO shall continue to participate in all group life, health and accident and disability insurance, and other employee benefit plans, programs and arrangements in which the NEO was entitled to participate immediately prior to the Date of Employment Termination.

Pursuant to Internal Revenue Code Section 280g, US tax law imposes a 20% excise tax on certain compensation (an excess parachute payment) that is contingent on a change of control of the Company. Although each officer is personally responsible for federal, state and local income tax and FICA obligations on this compensation, we have agreed to provide the NEOs and other employees with full tax protections from liability for the excise tax.

An excess parachute payment is triggered if contingent compensation exceeds 300% of the officer’s average annualized Form W-2 compensation for the five-year period preceding the year of the change of control. If an excess parachute payment results, the excise tax applies to the contingent compensation that exceeds 100% of the officer’s five year average compensation as described. Where zero tax payment is indicated, the benefit paid did not rise above the level to be subject to Section 280g taxation. The following table shows the potential payments upon a termination in connection with a change in control.

	James M.	Frederic B.	Lisa M.	Frank W.	Patricia D.
	Smith	Bassett	Palumbo	Otto	Comiskey

Restricted Stock	$997,080	$557,890	$700,330	$730,005	$439,190
Severance by Policy	—	$26,669	$27,756	$102,161	$92,789
Change in Control Severance	$4,133,400	$756,885	$794,415	$595,066	$496,516
Additional SERP	$1,258,860	—	—	—	—
Health & Welfare Benefit Continuation	$37,838	$4,365	$10,686	$24,427	$26,802
Housing Payment	$75,000	—	—	—	—
Incentive Compensation	—	$184,561	$196,543	$151,525	$108,318
Tax protection payment	$2,309,283	—	$516,157	—	$351,510
Total	$8,811,461	$1,530,370	$2,245,887	$1,603,184	$1,515,125

Change in Control Without Termination

In the event of a change of control of the Company wherein the NEO continued in essentially the same position after the event, no severance or change in control payments would be payable. The acceleration of vesting of the equity grants would only apply in the event the successor company elected not to replace them with similar grants under a plan of the new company. The following table shows the potential payment upon a change in control without a termination.

	James M.	Frederic B.	Lisa M.	Frank W.	Patricia D.
	Smith	Bassett	Palumbo	Otto	Comiskey

Restricted Stock	$997,080	$557,890	$700,330	$730,005	$439,190
Total	$997,080	$557,890	$700,330	$730,005	$439,190

Termination or Change in Control Under the Employment Agreement with Mr. Smith

Pursuant to Mr. Smith’s 2004 Agreement, if Mr. Smith’s employment is terminated by him for Good Reason (as defined in the 2004 Agreement), including a Change in Control, with subsequent termination or constructive termination of employment (as defined in below), but excluding a permitted transition during the final 18 months for responsibilities as President, and during the final 12 months for responsibilities as CEO, or is terminated by the Company for any reason other than death, disability, Cause (as defined in the 2004 Agreement), or mutual written agreement, EDO, or its successor, will pay to and/or provide for Mr. Smith the following severance payments and benefits, in lieu of any other payments or benefits due to him: (1) a lump sum cash payment equal to three times the sum of (i) Mr. Smith’s annual base salary and (ii) the higher of the average of the annual bonuses paid to Mr. Smith for the three years preceding the termination of his employment or the amount of the annual bonus actually paid to Mr. Smith in the previous year; (2) continuation of employee welfare benefits for three years following termination of employment; (3) a benefit payable under the Company’s SERP (defined below) or other nonqualified arrangement equal to the benefit that he would have received under the Company’s qualified or nonqualified pension plans, (the “Pension Plans”) had he remained employed and as to the qualified plans, no additional credited service other than as may be credited to all plan participants; (4) acceleration of all grants made under the 1996 and 2002 EDO Corporation Long-Term Incentive Plans; and (5) a gross-up payment, if any, of the amounts that he receives that are subject to the excise tax on excess parachute payments under Section 280G of the Internal Revenue Code.

As part of the 2004 Agreement, Mr. Smith has agreed to a restrictive covenant that becomes effective after the termination of his employment, which provides that, for a period of two years following the termination of his employment, Mr. Smith shall not provide services to a competing business without EDO’s consent or attempt to solicit or otherwise interfere with the relationship between EDO and its customers or employees. If Mr. Smith retires at the end of the term of the 2004 Agreement, Mr. Smith may provide consulting services to EDO for up to two years. EDO will pay him $300,000 annually for such services and for certain post-retirement covenants not to compete.

Pursuant to the 2004 Agreement, “Change in Control” means (i) a “person” including a “group,” other than the Company’s Employees Stock Ownership Trust (a “person”), becomes the “beneficial owner” (“Beneficial Owner”), directly or indirectly, of securities of the Company having 25% or more of the total number of votes which may be cast for the election of directors of the Company (as the term “persons”, “group” and beneficial owner” are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (iii) the shareholders of the Company approve any merger or other business combination, sale of assets or combination of the foregoing transactions.

Change in Control Agreements with Other Named Executive Officers

The Company has entered into termination agreements with all executive officers, including all of the Named Executive Officers except Mr. Smith, whose change in control provisions are governed by the 2004 Agreement (and discussed above). The agreements are filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. These agreements provide for severance benefits in the event employment terminates within eighteen months following a Change in Control (as defined below) unless termination is on account of death, retirement or termination for cause. These agreements provide severance benefits which include an amount equal to one and one-half times the sum of: (i) the executive officer’s annual base salary; plus (ii) either (a) 20% of the executive officer’s base salary, or (b) the highest percentage of base salary paid as a bonus to the executive officer over the prior three years, whichever is greater. The agreements also provide for the acceleration of vesting for Long-Term Incentive Plan awards and payment of legal fees incurred by the Named Executive Officers to enforce their rights under the agreements, if necessary, and for additional compensation to take into account the effect of any excise tax on Named Executive Officers’ net benefits under the agreements and EDO’s other benefit plans.

The Change in Control agreements define “Change in Control” as (i) a “person” including a “group,” other than the Company’s Employees Stock Ownership Trust (a “person”), becomes the “beneficial owner” (“Beneficial Owner”), directly or indirectly, of securities of the Company having 25% or more of the total number of votes which may be cast for the election of directors of the Company (as the term “persons”, “group” and “beneficial owner” are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934); (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iii) the shareholders of the Company approve any merger or other business combination, sale of assets or combination of the foregoing transaction not involving Executive in an interest other than in his capacity as Executive. The agreements define “Potential Change in Control” as (i) a Person hereafter becomes the Beneficial Owner of securities of the Company having at least 5% of the total number of votes that may be cast for the election of Directors of the Company; (ii) any Person holds a 5% Beneficial ownership interest on the date hereof and there occurs an increase in such Person’s Beneficial Ownership of such number of securities of the Company as shall increase the Beneficial ownership by such Person by an additional 1% of the total number of votes that may be cast for the election of directors of the Company; (iii) a Person commences a tender offer for at least 25% of the outstanding shares of the Company’s common stock; (iv) approval of any corporate transaction is requested of shareholders, which, if obtained, would result in a Change in Control occurring; (v) any Person solicits proxies for the election of Directors of the Company; or (vi) the Board of Directors of the Company deems any other event or occurrence to be a Potential Change in Control.

DIRECTOR COMPENSATION

The following table shows information concerning the compensation that the Company’s non-employee directors earned during the last completed fiscal year ended December 31, 2006.

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned or			Incentive	Deferred
	Paid in	Stock	Options	Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(2)	($)(3)	($)(4)	($)	($)	($)	($)

Robert E. Allen	$27,500	$27,500	$75,000	—	—	—	$130,000
Robert Alvine	$41,248	$13,752	$75,000	—	—	—	$130,000
Dennis C. Blair(1)	$25,207	$6,876	$75,000	—	—	—	$107,083
Robert M. Hanisee	$45,000	$15,000	$75,000	—	—	—	$135,000
Michael J. Hegarty	$45,000	$15,000	$75,000	—	—	—	$135,000
Leslie F. Kenne	$39,062	$13,021	$75,000	—	—	—	$127,083
Paul J. Kern	$37,500	$12,500	$75,000	—	—	—	$125,000
Ronald L. Leach	$41,248	$13,752	$75,000	—	—	—	$130,000
James Roth	$41,248	$13,752	$75,000	—	—	—	$130,000
Robert S. Tyrer	—	$55,000	$75,000	—	—	—	$130,000
Robert Walmsley	$27,500	$27,500	$75,000	—	—	—	$130,000

(1)	Mr. Blair resigned from the Board effective July 31, 2006.

(2)	Includes cash retainer fees, fees paid to members of the audit committee, as applicable, and committee chair fees, as applicable. A minimum of 25% of the annual retainer is paid in EDO common shares, valued at the end of the quarter. A director may elect to receive up to 100% as shares. Directors may defer any remaining cash compensation either in the form of an interest-bearing cash account, or in the form of share units. Mr. Hanisee elects to defer all of his eligible cash compensation to deferred units. An additional $5,000 per year is paid to audit committee members and an additional $5,000 to the Chairman of any committee. There are no additional per meeting fees. Mr. Walmsley also receives a retainer of UK £25,008 for his service as a non-employee director of EDO UK Ltd., EDO’s wholly owned subsidiary.

(3)	Reported in this column is the amount recognized for financial statement purposes for 2006 in accordance with FAS 123(R) with respect to all stock awards. The assumptions used in connection with this valuation are described in the Company’s Annual Report on Form 10-K in Note 12 (entitled “Stock Plans”), filed with the SEC on March 8, 2007.

(4)	Reported in this column is the amount recognized for financial statement purposes for 2006 in accordance with FAS 123(R) with respect to 5,000 stock options granted to each non-employee Board member on January 13, 2006. The assumptions used in connection with this valuation are described in the Company’s Annual Report on Form 10-K in Note 12 (entitled “Stock Plans”), filed with the SEC on March 8, 2007. The grant price of options on January 13, 2006 was $27.39. Mr. Blair forfeited his options upon his resignation from the Board and the $75,000 FAS 123(R) expense was reversed. As of year-end 2006, the following directors held the following aggregate number of options, respectively: Mr. Allen, 40,600; Mr. Alvine, 38,000; Mr. Hanisee, 38,000; Mr. Hegarty, 38,000; Ms. Kenne, 25,000; Mr. Kern, 15,000; Mr. Leach, 30,000; Mr. Roth, 29,000; Mr. Tyrer, 20,000; Mr. Walmsley, 20,000.

The Compensation Committee determines directors’ compensation. Each non-employee director receives an annual retainer of $50,000. An additional $5,000 per year is paid to Audit Committee members, and an additional $5,000 to the Chairman of any committee. There are no additional per meeting fees. Mr. Smith, as an employee of EDO, is not compensated for service on the Board or its Committees.

Pursuant to the EDO Corporation 2004 Non-Employee Director Stock Ownership Plan (“2004 NEDSOP”) grants of non-qualified Stock Options, are made to each non-employee Director (“Eligible Director”) on the date of his or her first election to the Board (“Initial Grant”) and annually thereafter on the first business day in January of each year after the year in which the director is first elected to the board (“Annual Grant”). Effective in 2007, the Board approved a change to the grant date to be as of the Annual Meeting of Shareholders. The Compensation Committee administers the NEDSOP and determines the form, amount and terms and conditions of Awards. Awards of Stock Options are exercisable in full immediately upon grant at the Fair Market Value on the date of Grant and remain exercisable until the earlier to occur of (i) the tenth anniversary date of the grant, or (ii) the date the director ceases to be a member of the Board, unless his or her service terminated due to death, disability, retirement or otherwise with the consent of the Compensation Committee, in which case the options terminate three years after the director ceases to be a member of the Board (but no later that the tenth anniversary of the grant date).

Newly elected directors are required to own, or acquire within one year of election by the shareholders, at least 1,000 common shares. No director received any additional compensation from EDO in 2006.

Deferred Compensation

Directors may defer any remaining cash compensation either in the form of an interest-bearing cash account or in the form of stock units. Mr. Hanisee elects to defer all of his eligible cash compensation to deferred share units.

SHARE OWNERSHIP

Principal Holders of Common Shares

This table shows, as of December 31, 2006, the holdings of persons known to us to beneficially own more than five percent of the outstanding Common Shares.

	Amount and
	Nature of
	Beneficial		Percent of
Name and Address of Beneficial Owner	Ownership		Class(a)

Citadel Limited Partnership	1,330,843	(b)	5.90
131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603
Cardinal Capital Management, LLC	2,086,917	(c)	9.88
One Fawcett Place
Greenwich, CT 06830
BlackRock Inc.	2,307,495	(d)	10.93
40 East 52nd Street
New York, NY 10022
EDO Employee Stock Ownership Plan	3,560,762	(e)	16.90
c/o GreatBanc Trust Company
1301 W. 22nd Street Suite 800
Oak Brook, IL 60523

(a)	Based on 20,194,498 Common Shares Outstanding at December 31, 2006.

(b)	Holdings as of December 31, 2006, as reported to the SEC on Schedule 13G on February 13, 2007. Citadel Limited Partnership, Citadel Investment Group, L.L.C., Kenneth Griffin and Citadel Equity Fund Ltd. disclosed shared voting power as to 1,330,843 shares and shared dispositive power as to 0 shares.

(c)	Holdings as of December 31, 2006, as reported to the Securities and Exchange Commission (“SEC”) on Schedule 13G/A on February 8, 2007. Cardinal Capital Management, LLC disclosed sole voting power as to 1,408,850 shares and sole dispositive power as to 2,086,917 shares. Holdings as of December 31, 2006, as reported to the SEC on Schedule 13G/A on February 14, 2007.

(d)	Holdings as of December 31, 2006, as reported to the SEC on Schedule 13G/A on February 14, 2007. BlackRock Inc. disclosed shared voting power as to 2,307,495 shares and shared dispositive power as to

2,307,495 shares and Master Value Opportunities Trust disclosed shared voting power as to 1,797,000 shares and shared dispositive power as to 1,797,000 shares (includes shares held by BlackRock Inc.).

(e)	Common shares owned pursuant to the EDO Employee Stock Ownership Plan are voted by the trustee in accordance with written instructions of plan participants. If no instructions are received by the trustee, the trustee votes such shares (along with any unallocated shares held in the plan) in the same proportion as it votes those shares for which it receives proper instructions.

This table gives information concerning Common Shares beneficially owned as of March 31, 2007 by each of the Company’s directors, each of the named EDO executive officers and all directors and executive officers as a group. All Common Shares listed below are owned directly by the individual concerned unless otherwise indicated:

	Beneficial Ownership
	Number of	Percent of
Name of Beneficial Owner	Shares	Class (a)

Robert E. Allen	62,654	*
Robert Alvine	66,877	*
Frederic B. Bassett	30,146	*
Patricia D. Comiskey	79,441	*
John A. Gordon	10,050	*
Robert M. Hanisee	81,158	*
Michael J. Hegarty	97,924	*
Leslie F. Kenne	26,533	*
Paul J. Kern	15,995	*
Ronald L. Leach	50,607	*
Frank W. Otto	23,023	*
Lisa M. Palumbo	37,596	*
James Roth	32,217	*
James M. Smith	486,099	2.28
Robert S. Tyrer	24,821	*
Robert Walmsley	22,675	*
All Directors and Executive Officers as a Group	1,300,196	6.10

*	Less than 1%

(a)	Based on 21,302,886 Common Shares outstanding at March 31, 2007.
The shares owned by directors and officers include shares owned by the spouses and minor children, held with shared voting power, held in the employee stock ownership plan (“ESOP”) at March 31, 2007, and shares the individuals have the right to acquire within 60 days following March 31, 2007 upon exercise of options, as follows:

	Shares Owned by	Shares	Shares Issuable
	Family Members/	Held in	Upon Exercise
Name	Shared Power Voting	ESOP	of Options

Robert E. Allen	—	—	38,000
Robert Alvine	—	—	38,000
Frederic B. Bassett	—	1,146	5,000
Patricia D. Comiskey	—	2,158	11,035
John A. Gordon	—	—	10,000
Robert M. Hanisee	—	—	38,000
Michael J. Hegarty	59,924	—	38,000
Leslie F. Kenne	—	—	25,000
Paul J. Kern	—	—	15,000
Ronald L. Leach	—	—	35,000
Frank W. Otto	—	1,055	10,000
Lisa M. Palumbo	5,076	1,520	10,000
James Roth	—	—	29,000
James M. Smith	77,731	4,059	110,000
Robert S. Tyrer	—	—	20,000
Robert Walmsley	—	—	20,000
All Directors and Executive Officers as a group	142,731	20,223	495,816

Mr. Smith disclaims beneficial ownership with respect to the shares held by family members.

Charitable Contributions

Within the preceding year, the Company did not make any contributions to any charitable organization in which an independent director served as an executive officer, which exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

Indebtedness of Management

None.

Related Party Transaction Policies and Related Party Transactions

The Company recognizes that related party transactions present a heightened risk for conflicts of interest and has policies regarding the disclosure and approval of such transactions applicable to its employees, officers and directors.

The Company’s Conflict of Interest Policy, contained in its Ethical Business Conduct Guide, applies to all EDO officers, directors employees, representatives and consultants (collectively, “EDO Staff Member”). The policy provides that any EDO Staff Member in the position of influencing transactions shall not have an interest of more than one percent in any firm which deals with EDO, and any such interest must be disclosed to the Company’s General Counsel. Further, no employee in a position to influence the award by EDO of a contract or to negotiate a contract on behalf of EDO with an organization in which a relative or close personal friend is a member of its management, may do so without first disclosing to and obtaining approval from the Company’s General Counsel to do so. The Ethical Business Conduct Guide is available on the Company’s website at www.edocorp.com

The Corporate Governance Guidelines require each director or nominee for director to notify the Chairman of the Nominating and Governance Committee in writing whenever that director seeks to join another company’s board or of a change or impending change in principal occupation. If the Board determines, on the recommendation of the Nominating and Governance Committee, that the director’s employment with, or service on the board of, another company is incompatible in any way with service on the EDO Board, the Director is required to resign from, or withdraw as a nominee for reelection to, EDO’s Board or to remove him- or herself from consideration as a candidate for the other entity. The Corporate Governance Guidelines are available on the Company’s website at www.edocorp.com

In 2006, no Director or Executive Officer engaged in a related party transaction with EDO pursuant to Item 407 of Regulation S-K.

Shareholder Communications

Shareholders and other interested parties wishing to communicate with the Board of Directors, the non-management Directors, or with an individual Board member concerning the Company may do so by writing to the Board, to the non-management Directors, or to the particular Board member, and mailing the correspondence to: EDO Corporation, 60 East 42nd Street, 42nd Floor, New York, New York 10165: Attn: Senior Vice President, General Counsel and Secretary. If from a shareholder, the envelope should indicate that it contains a shareholder communication. All such communications will be forwarded to the non-management Director or individual Director to whom the communications are addressed. The Company has no policy with regard to Board members’ attendance at the Annual Meeting of Shareholders; however, it has been the custom for EDO Directors to attend the Annual Meeting of Shareholders. All then-serving Board members attended the 2006 Annual Meeting of Shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, EDO’s directors, executive officers and beneficial owners of more than 10% of the outstanding Common Shares are required to file reports with the Securities and Exchange Commission and the New York Stock Exchange concerning their ownership of and transactions in EDO Common Shares and are also required to provide EDO with copies of such reports. Based solely on such reports and related information furnished to EDO, EDO believes that in fiscal 2006 all such filing requirements were complied with in a timely manner by all directors and executive officers, except that Messrs., Allen, Alvine, Blair, Hanisee, Hegarty, Kern, Leach, Roth, Tyrer, Walmsley and Ms. Kenne were late in filing one Form 4 transaction due to Company error.

MISCELLANEOUS

Costs of Proxy Solicitation

We will pay the expenses of soliciting proxies for the 2007 Annual Meeting, including the costs of preparing, printing and mailing this Proxy Statement, and payments to brokerage firms, banks and others for forwarding solicitation materials to indirect owners of Common Shares. In addition to use of the mail, proxies may be solicited personally or by telephone by present and former officers, directors and other employees of EDO without additional compensation, as well as by employees of The Bank of New York, the Company’s vote tabulator. If utilized, payment to The Bank of New York for such services will be based on actual expenses incurred, including time spent. EDO has also retained Georgeson Inc. to assist in such solicitations, at an estimated cost of $7,000 plus out-of-pocket expenses.

Annual Reports

If you were a shareholder of record on April 20, 2007, you should have received a copy of EDO’s 2006 Annual Report to Shareholders with this Proxy Statement. If you have not received the Annual Report to Shareholders, please write to the Corporate Secretary at the address below and a copy will be sent to you. In addition, a copy of EDO’s annual report on Form 10-K (without exhibits) for the fiscal year ended

December 31, 2006 is available to each record and beneficial owner of Common Shares without charge upon written request to the Corporate Secretary.

Directors’ and Officers’ Liability Insurance

As permitted by Section 726 of the Business Corporation Law of New York, EDO has in force directors’ and officers’ liability insurance and corporate reimbursement insurance, written by Great American Insurance Group for the 2007-year period which commenced on January 1, 2007, at a total cost of $198,000. The policy insures EDO against losses from claims against its directors and officers when they are entitled to indemnification by EDO, and insures EDO’s directors and officers against certain losses from claims against them in their official capacities. EDO also has in force an excess directors’ and officers’ liability insurance policy with Federal Insurance (Chubb) at a total cost of $128,250. All directors and officers of EDO are covered by this insurance.

Requests for copies of the Annual Report to Shareholders or the Annual Report on Form 10-K should be sent to: Corporate Secretary, EDO Corporation, 60 East 42nd Street, 42nd Floor, New York, NY 10165.

By order of the Board of Directors

Lisa M. Palumbo
Senior Vice President, General Counsel and Secretary

Dated: April 27, 2007

EDO CORPORATION	YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET

www.proxypush.com/edo

·	Go to the website address listed above.
·	Have your proxy card ready.
·	Follow the simple instructions that appear on your computer screen.
OR
TELEPHONE

1-866-390-5234

·	Use any touch-tone telephone.
·	Have your proxy card ready.
·	Follow the simple recorded instructions.
OR
MAIL

·	Mark, sign and date your proxy card.
·	Detach your proxy card.
·	Return your proxy card in the postage-paid envelope provided.

1-866-390-5234
CALL TOLL-FREE TO VOTE
You may enter your voting instructions at 1-877-680-5400 or www.proxypush.com/yc up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR.

1.	Election of Directors

	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*FOR ALL EXCEPT	☐

Nominees:	01 — Robert E. Allen, 02 — Robert Alvine, 03 — John A. Gordon, 04 — Robert M. Hanisee,
05 — Michael J. Hegarty, 06 — Leslie F. Kenne, 07 — Paul J. Kern, 08 — James Roth,
09 — James M. Smith, 10 — Robert S. Tyrer and 11 — Robert Walmsley
(Instructions: To withhold authority to vote for any individual nominee, mark the “*For all except” box and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as the company’s independent auditor for the year ending December 31, 2007.	☐	☐	☐

And to transact such other business as may properly come before the meeting or any adjournment or postponements thereof. Only shareholders of record at the close of business on April 20, 2007 will be entitled to notice of and to vote at the annual meeting.

To change your address, please mark this box.	☐
To include any comments, please mark this box.	☐
I plan to attend the meeting.	☐

     S C A N L I N E
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date Stock Owner sign here	Co-Owner sign here

ANNUAL MEETING OF SHAREHOLDERS OF
EDO CORPORATION
June 12, 2007
This card admits the holder to the EDO Corporation Annual Meeting of Shareholders, which will be held in the Four Seasons Hotel, 200 Boylston Street, Massachusetts 02116, on Tuesday June 12, 2007 at 9:00 a.m. Please bring this card with your to the meeting if you plan to attend. You will also need to bring a photo ID to gain admission.

EDO CORPORATION
ANNUAL MEETING OF SHAREHOLDERS — TUESDAY, JUNE 12, 2007
This proxy is solicited on behalf of the Board of Directors of EDO Corporation.
     The undersigned hereby appoints Patricia D. Comiskey and Lisa M. Palumbo, and each of them, the proxies and agents of the undersigned, each with power of substitution, to vote all Common Shares of EDO Corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held in the Four Seasons Hotel, 200 Boylston Street Boston, Massachusetts 02116, on Tuesday, June 12, 2007 at 9:00 a.m. New York time, and at any adjournment thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all the said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the following matters, as described in the EDO Corporation Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.
(Continued and to be dated and signed on the reverse side.)

Comments

EDO CORPORATION
P.O. BOX 11108
NEW YORK, N.Y. 10203-0108